AMENDED AND RESTATED CREDIT AGREEMENT

                            $58,000,000

                               among

                  ENVIRODYNE INDUSTRIES, INC.

                           as Borrower,

               EACH OF THE FINANCIAL INSTITUTIONS
                 INITIALLY A SIGNATORY HERETO,
                 TOGETHER WITH THOSE ASSIGNEES
                PURSUANT TO SECTION 11.8 HEREOF,
                           as Lenders,

                               and

                    BT COMMERCIAL CORPORATION,
                            as Agent


                     Dated as of June 1, 1998

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 1, 1998, among ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Borrower"), each financial institution identified on Annex I (together with its successors and assigns, a "Lender"), and BT COMMERCIAL CORPORATION, a Delaware corporation ("BTCC"), acting in its capacity as agent for the Lenders (BTCC, in such capacity, the "Agent").


                          BACKGROUND

     1. Borrower, Lenders and Agent have previously entered into that certain Credit Agreement dated as of June 20, 1995 (such Credit Agreement being hereinafter referred to as the "Original
Credit Agreement").

     2. Upon the terms and subject to the conditions set forth herein, Borrower, Lenders and Agent have agreed to enter into this Agreement in order, among other things, to: (a) amend and restate the Original Credit Agreement in its entirety; (b) re-evidence, ratify and reaffirm the Original Obligations (as hereinafter defined), which Original Obligations shall be repayable hereafter in accordance with the respective terms and provisions hereof; and
(c) set forth the terms and conditions under which Agent and Lenders will from time to time hereafter make further loans and extensions of credit to or for the account of Borrower.

     3. The proceeds of the initial Revolving Loans made on the Closing Date shall be used by Borrower on the Closing Date to refinance in full the aggregate then outstanding principal balance of the Revolving Loans (as defined in the Prudential Revolving Credit Agreement).

     3. It is the intention of Borrower, Lenders and Agent that this Agreement not constitute a novation.

     4. Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1A       AMENDMENT AND RESTATEMENT OF ORIGINAL CREDIT
                 --------------------------------------------
                 AGREEMENT; NO NOVATION.
                 ----------------------

     (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein and in the Credit Documents, effective as of the date hereof, the Original Credit Agreement is hereby amended and restated in its entirety and, from and after the date hereof, all references herein to "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Original Credit Agreement, as amended hereby.

     (b) It is expressly understood and agreed by each of the parties hereto that (i) the Obligations (as such term is defined herein) include all Obligations (as defined in the Original Credit Agreement) existing on the date hereof (the "Original Obligations"), (ii) the Original Obligations shall be payable hereafter in accordance with the respective terms and provisions hereof and (iii) this Agreement (1) merely re-evidences, ratifies and confirms the Original Obligations and (2) is in no way intended and shall not be deemed or construed to constitute a novation of the Original Credit Agreement or any Revolving Notes issued thereunder.

SECTION 1B       NATURE OF REVOLVING LOANS AND THIS AGREEMENT.
                 --------------------------------------------

     It is further expressly understood and agreed by each of the parties hereto that (a) all Revolving Loans advanced hereunder after the Closing Date (other than Revolving Loans the proceeds of which are used to satisfy the Borrower's reimbursement obligations in respect of Letters of Credit) are intended and shall be deemed and construed to constitute (x) "Revolving Loans" (as defined in, and for purposes of, the Collateral Agency Agreement) and (y) a subsequent refinancing of indebtedness under the "Bank Credit Agreement" (as defined in, and for purposes of, the 10.25% Indenture); (b) all Revolving Loans the proceeds of which are used to satisfy the Borrower's reimbursement obligations in respect of Letters of Credit are intended and shall be deemed and construed to constitute "Letter of Credit Obligations" (as defined in, and for purposes of, the Collateral Agency Agreement); and (c) this Agreement is intended and shall be deemed and construed to constitute both the "Letter of Credit Facility Agreement" and the "Revolving Loan Agreement" (as each such term is defined in the Collateral Agency Agreement.


                    ARTICLE 1.  DEFINITIONS.
                                -----------

     1.1     General Definitions.
             -------------------

     Accounts means "Accounts" as defined in the Security
     --------
Agreements.

     Acquired Debt means Debt of a Person existing on or prior to
     -------------
the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

     Affiliate of any specified Person means any other Person
     ---------
(i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with such specified Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Securities of such specified Person, or
(iii) of which 10% or more of the Voting Securities is beneficially owned or held by such specified Person or by a Subsidiary of such specified Person.
     Agent Advances has the meaning set forth in Section 3.2.
     --------------

     Applicable Lending Office means, with respect to each Lender,
     -------------------------
such Lender's LIBOR Lending Office in the case of a LIBOR Rate
Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

     Assignment and Assumption Agreement has the meaning set forth
     -----------------------------------
in Section 11.8.

     Auditors means a nationally recognized firm of independent
     --------
public accountants selected by the Borrower and satisfactory to the Agent in its sole discretion. For purposes of this Credit
Agreement, the firm of Coopers & Lybrand shall be deemed to be satisfactory to the Agent.

     Average Life means, as of any date, with respect to any debt
     ------------
security, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from such date to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied by (y) the amount of such principal payment by
(ii) the sum of all such principal payments.

     Banks means, collectively, Bank of America Illinois, Citibank
     -----
International PLC and Citicorp North America, Inc., as agents under the Credit Agreement dated December 31, 1993.

     Borrower means Envirodyne Industries, Inc., a Delaware
     --------
corporation.

     Borrowing means a borrowing of Revolving Loans of the same
     ---------
Type by the Borrower on a pro rata basis from each of the Lenders on a given date (whether pursuant to Section 3.2 or resulting from continuations or conversions of Revolving Loans on a given date pursuant to Sections 4.12(a) and (b), respectively) having, in the case of LIBOR Loans, the same Interest Period.

     Borrowing Base means the sum of:
     --------------

          (A)     ninety percent (90%) of Eligible Accounts
     Receivable, plus

          (B) sixty-five percent (65%) of Eligible Inventory, plus

          (C)     cash held by the Collateral Agent in the Cash
     Collateral Account, minus
          (D) the aggregate amount of reserves, if any, established by the Agent.

The Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible
Accounts Receivable and Eligible Inventory and (ii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Accounts
Receivable" and "Eligible Inventory."

     Borrowing Base Certificate means the certificate of the
     --------------------------
Borrower concerning the Borrowing Base to be provided under Section 7.2, substantially in the form of Exhibit A.

     Broad Affiliate of any specified Person means any other Person
     ---------------
(i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person, (ii) which beneficially owns or holds 25% or more of any class of the Voting Securities of such specified Person, or
(iii) of which 25% or more of the Voting Securities is beneficially owned or held by such specified Person or by a Subsidiary of such specified Person.

     Business Day means any day that is not a Saturday, a Sunday or
     ------------
a day on which commercial banks in Chicago, Illinois are required or permitted by law to be closed and, when used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in United States dollar deposits in the London (U.K.) interbank market.

     Capital Lease Obligation means, at any time, the amount of the
     ------------------------
liability with respect to a lease that would be required at such time to be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     Capital Stock in any Person means any and all shares,
     -------------
interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     Cash Collateral Account means the "Special Cash Collateral
     -----------------------
Account" created pursuant to Section 5(b) of the Collateral Agency
Agreement.

     Cash Equivalents means: (i) debt instruments, with maturities
     ----------------
of one year or less from the date of acquisition, issued by the government of the United States of America or any agency thereof (if fully guaranteed or insured by the government of the United States of America), (ii) certificates of deposit, with maturities of one year or less from the date of acquisition, of any commercial bank incorporated under the laws of the United States of America having a combined capital, surplus and undivided profits of not less than $100,000,000, (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., and (iv) tax exempt floating rate tender bonds, as to which payments of principal, interest and other charges may be made at the option of the holder upon not more than one week's notice which are payable upon tender or any default from the proceeds of an unconditional and irrevocable letter of credit issued by a United States office of any commercial bank all of whose long-term debt securities are rated at least AA by Standard
& Poor's Corporation or Aa by Moody's Investors Service, Inc.

     Change of Control means the occurrence of any of the following
     -----------------
events (whether or not approved by the Board of Directors of the Borrower or otherwise permitted by the terms of this Credit Agreement): (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or any Affiliate of any such person who is or becomes a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Common Stock of the Borrower or such other amount of Voting Securities to provide the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Borrower; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new or replacement directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; (iii) any direct or indirect Transfer (in one transaction or a series of related transactions) of all or substantially all of the consolidated assets of the Borrower and its Subsidiaries to any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any Affiliate of any such person; (iv) the approval by the Borrower or its shareholders of any plan of liquidation; or (v) any other event constituting a "change of control" in respect of the 10.25% Notes, the Prudential Revolving Credit Agreement, the First Priority Notes, the Subsequent First Priority Notes, the Second Priority Notes or the Subsequent Second Priority Notes.

     Closing Date means the date of execution and delivery of this
     -------------
Credit Agreement.

     Closing Document List has the meaning set forth in Section
     ---------------------
5.1.
     Code has the meaning set forth in Section 1.3.
     ----

     Collateral means the Accounts, Inventory and other Property
     ----------
identified as security for the Obligations under the Collateral
Documents.

     Collateral Access Agreement means any landlord waiver,
     ---------------------------
mortgagee waiver, bailee letter or any similar acknowledgement agreement of any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit B.

     Collateral Agency Agreement means the Intercreditor and
     ----------------------------
Collateral Agency Agreement of even date herewith among the Agent, BTCC, Prudential and the First Priority Notes Indenture Trustee, as modified, amended, extended, restated or supplemented from time to time.

     Collateral Documents means the Security Agreements, the
     --------------------
Intellectual Property Security Agreements, the Pledge Agreements, the Mortgages and all other contracts, instruments and other documents pursuant to which Liens are now or hereafter granted (or purported to be granted) to the Collateral Agent, for the benefit of the "Secured Parties" (as defined in the Collateral Agency Agreement), as any of the foregoing are modified, amended, extended, restated or supplemented from time to time.

     Collection Account has the meaning set forth in Section 4.9.
     ------------------

     Collections means all cash, funds, checks, notes, instruments
     -----------
and any other form of remittance tendered by account debtors in payment of Accounts.

     Commitment of a Lender means its commitment to make Revolving
     ----------
Loans and to participate in Letters of Credit, up to the amount set forth opposite its name on Annex I, as such amount may be reduced from time to time.

     Common Stock means, with respect to any Person, any and all
     ------------
shares, interests, participation or other equivalent (however designated) of Capital Stock in such Person which is not preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation over shares of any other class of Capital Stock in such Person.

     Consolidated Cash Flow means, for any period, Consolidated Net
     ----------------------
Income for such period, (A) increased by the sum of
(i) Consolidated Fixed Charges for such period, other than interest capitalized by the Borrower and its Subsidiaries during such period, (ii) income tax expense of the Borrower and its Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to sales or other dispositions of assets (other than sales of inventory in the ordinary course of business)), (iii) depreciation expense of the Borrower and its Subsidiaries, on a consolidated basis, for such period,
(iv) amortization expense of the Borrower and its Subsidiaries, on a consolidated basis, for such period, and (v) other non-cash items reducing Consolidated Net Income minus non-cash items increasing Consolidated Net Income for such period, and (B) decreased by any revenues received or accrued by the Borrower or any of its Subsidiaries from any other Person (other than the Borrower or any of its Subsidiaries) in respect of any Investment for such period, all as determined in accordance with GAAP.

     Consolidated Debt means the aggregate amount of Debt of the
     -----------------
Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     Consolidated Entity means the Borrower and those of its
     --------------------
Subsidiaries consolidated with it for purposes of financial reporting.

     Consolidated Fixed Charges means, for any period, (A) the sum
     --------------------------
of, without duplication, (i) the aggregate amount of interest expense of the Borrower and its Subsidiaries during such period (including, without limitation, all commissions, discounts and other fees and charges owed by the Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptances or similar financing facilities and the net costs associated with Interest Rate Agreements and Currency Agreements of the Borrower and its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, including interest expense not required to be paid in cash (including any amortization of original issue debt discount), all determined in accordance with GAAP, plus all interest capitalized by the Borrower and its Subsidiaries during such period, (ii) the aggregate amount of the interest expense component of rentals in respect of Capital Lease Obligations paid or accrued by the Borrower and its Subsidiaries during such period, determined in accordance with GAAP, (iii) the aggregate amount of all operating lease expense of the Borrower and its Subsidiaries during such period, determined in accordance with GAAP, and (iv) to the extent any interest payment obligation of any other Person is guaranteed by the Borrower or any of its Subsidiaries (other than guarantees relating to obligations of customers of the Borrower or any of its Subsidiaries that are made in the ordinary course of business consistent with past practices of the Borrower or its Subsidiaries), the aggregate amount of interest paid or accrued by such Person in accordance with GAAP during such period attributable to any such interest payment obligation, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs by the Borrower and its Subsidiaries during such period; in each case after elimination of intercompany accounts among the Borrower and its Subsidiaries and as determined in accordance with GAAP.

     Consolidated Intangible Assets means, as at any date, (i) the
     ------------------------------
amount of all write-ups in the book value of any asset resulting from the revaluation thereof and all write-ups in excess of the cost of assets acquired, plus (ii) the amount of all unamortized original issue discount, unamortized debt expense (exclusive of amounts attributable to unamortized debt expense in existence as of June 29, 1995), goodwill, patents (exclusive of amounts attributable to patents owned by the Borrower and its Subsidiaries as of June 29, 1995), trademarks, service marks, trade names, copyrights, organization and development expense and other intangible assets, in each case as would be taken into account in preparing a balance sheet of the Borrower and its Subsidiaries on a consolidated basis as at such date in accordance with GAAP.

     Consolidated Net Income means, for any period, the aggregate
     -----------------------
net income (or net loss, as the case may be) of the Borrower and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom, without duplication, (i) gains and losses from the sale or other disposition of assets (other than sales of inventory in the ordinary course) or reserves relating thereto,
(ii) items classified as extraordinary or nonrecurring (including, without limitation, any gains from any exchange of debt securities) and gains (but not losses) from discontinued operations, (iii) the income (or loss) of any Joint Venture, except to the extent of the amount of cash dividends or other distributions in respect of Capital Stock therein actually paid during such period to the Borrower or any of its Subsidiaries by such Joint Venture out of funds legally available therefor (or, in the case of a loss, to the extent the Borrower or any such Subsidiary funds such loss during such period), (iv) except to the extent it may be included pursuant to clause (iii), the income (or loss) of any other Person accrued or attributable to any period prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or such other Person's Property (or a portion thereof) is acquired by such Person or any of its Restricted Subsidiaries, and (v) non-cash items decreasing or increasing Consolidated Net Income arising out of currency translation effects.

     Consolidated Net Worth means Net Worth without giving effect
     -----------------------
to any purchase accounting adjustments if Consolidated Net Worth is being determined in connection with any merger, consolidation or other acquisition of, or by, the Borrower or any of its Subsidiaries.

     Consolidated Secured Debt means, collectively, the outstanding
     --------------------------
principal balance of the Debt described in Sections 8.3(a)(i) and
(a)(iv) and the unpaid principal amount of the Revolving Loans and that portion of the Letter of Credit Obligations constituting unreimbursed draws under Letters of Credit for which a Revolving Loan has not yet been funded.

     Consolidated Senior Debt means, at any time, all Consolidated
     ------------------------
Debt at such time, other than the then outstanding principal amount of: (i) the 10.25% Notes, (ii) the Second Priority Notes, (iii) the Subsequent Second Priority Notes, (iv) Debt of any Subsidiary of the Borrower payable to the Borrower or any Wholly Owned Subsidiary of the Borrower, and (v) Debt of the Borrower that is not secured by a Lien or that is junior in right of payment, and subordinate to, the Obligations pursuant to subordination terms in form and substance acceptable to the Agent and Lenders, which Debt matures after the maturity date of the First Priority Notes, and has no principal payments scheduled until, a date which is at least six (6) months after the maturity date of the First Priority Notes.

     Consolidated Tangible Net Worth means, at any time,
     -------------------------------
Consolidated Net Worth at such time, less Consolidated Intangible
Assets at such time.

     Consolidated Total Capitalization means, at any time, the sum
     ----------------------------------
of:  (i) Consolidated Net Worth at such time, plus (ii)
Consolidated Debt.

     Control means (except as otherwise specifically provided
     -------
herein) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     Control Group means a controlled group of corporations within
     -------------
the meaning of Section 414(b) of the Internal Revenue Code of which the Borrower is a member, any group of corporations or entities under common control with the Borrower within the meaning of
Section 414(c) of the Internal Revenue Code of which the Borrower is a member or any affiliated service group within the meaning of
Section 414(m) of the Internal Revenue Code of which the Borrower is a member.

     Credit Documents means, collectively, this Credit Agreement,
     ----------------
the Revolving Notes, each of the Collateral Documents, the Guaranty Agreement and all other documents, agreements, instruments, opinions and certificates now or hereafter executed by the Borrower, a Significant Domestic Subsidiary or any other Credit Party and delivered to the Agent or any Lender in connection herewith or therewith, as modified, amended, extended, restated or supplemented from time to time.

     Credit Parties means, collectively, the Borrower and any other
     --------------
parties to the Credit Documents (except the Lenders, the Agent, the Issuing Bank, the Collateral Agent and issuers of opinions).

     Currency Agreement of any Person means any foreign exchange
     ------------------
contract, currency swap agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values (as opposed to being used in any way for speculative trading purposes).

     Current Debt means, with respect to any Person, all
     ------------
Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

     Debt shall mean Current Debt and Funded Debt.
     ----

     Default means an event, condition or default which with the
     -------
giving of notice, the passage of time or both would be an Event of Default.

     Defaulting Lender has the meaning set forth in Section 3.6.
     -----------------

     Domestic Lending Office means, with respect to any Lender, the
     -----------------------
office of such Lender specified as its "Domestic Lending Office" on Annex I, as such annex may be amended from time to time, which office shall in any event be located in the United States.

     Domestic Subsidiary means any Subsidiary of the Borrower
     -------------------
organized under the laws of any state of the United States of America or the District of Columbia.

     DPK means D.P. Kelly & Associates, L.P., a Delaware limited
     ---
partnership, and its successors and assigns.

     Eligible Accounts Receivable means Accounts of the Borrower
     ----------------------------
and its Significant Domestic Subsidiaries deemed by the Agent in the exercise of its commercially reasonable judgement to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

     (a) it arises out of a sale made by the Borrower or any of its Significant Domestic Subsidiaries to an Affiliate; or

     (b) it is unpaid more than 60 days after the original payment due date specified in the related invoice or it is unpaid more than 120 days after the initial date of such invoice, based on the Borrower's reasonable estimate thereof; or

     (c) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (b) above; or

     (d) when aggregated with all other Accounts of an account debtor, the Account exceeds fifteen percent (15%) in face value of all Accounts of the Borrower and its Significant Domestic Subsidiaries on a consolidated basis then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Collateral Agent excluding, for purposes of the limitation imposed by this paragraph
(e), Accounts of the account debtors listed on Schedule B; or

     (e) the account debtor for the Account is a creditor of the Borrower or any of its Significant Domestic Subsidiaries, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by the Borrower or any of its Significant Domestic Subsidiaries to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be, unless a reduction has already been made to the amount of the Account as a result of the dispute, claim or assertion of set-off rights pursuant to the first sentence of this definition; or

     (f) the account debtor is (or its assets are) the subject of an Insolvency Event; or

     (g) the Account is not payable in Dollars or the account debtor for the Account is located outside the continental United States, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) or the Account is insured as to collectibility and political risk pursuant to a commercial risk insurance policy acceptable to the Agent (as to form, substance and issuer); or

     (h) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

     (i) the Agent determines by its own credit analysis that collection of the Account is uncertain or the Account may not be paid; or

     (j) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or any of its Significant Domestic Subsidiaries duly assigns its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections 3727 et seq.); or

     (k) the goods giving rise to such Account have not been shipped and delivered to, or have been rejected by, the account debtor, or the services giving rise to such Account have not been performed and accepted; or

     (l) the Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

     (m) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

     (n) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent or does not otherwise conform to the representations and warranties contained in the Credit Documents.

     In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts for which the Borrower shall request approval and that the Agent approves in advance, in writing, and in its Permitted Discretion, which approval shall not prevent the Agent from time to time from revoking such approval in the exercise of its Permitted Discretion.

     Eligible Inventory means the aggregate amount of Inventory of
     -------------------
the Borrower and its Significant Domestic Subsidiaries deemed by the Agent in the exercise of its commercially reasonable judgement to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrower's or the Significant Domestic Subsidiary's current and historical accounting practice. Unless otherwise approved in writing by the Agent, Inventory shall not be deemed Eligible Inventory if:

     (a) it is not owned solely by the Borrower or any of its Significant Domestic Subsidiaries or the Borrower or any of its Significant Domestic Subsidiaries does not have good, valid and marketable title thereto; or

     (b)     it is not located in the United States; or

     (c) it is not located on property owned by the Borrower or any of its Significant Domestic Subsidiaries (all such Inventory, the "Off-Site Inventory") and the aggregate value of the Off Site Inventory exceeds five percent (5%) of the aggregate value of all of the Inventory of the Borrower and the Significant Domestic Subsidiaries, unless the lessor or the contract warehouseman or other Person that owns the premises, as the case may be, has executed and delivered to the Agent a Collateral Access Agreement in form and substance acceptable to the Agent and such Inventory is segregated or otherwise separately identifiable from goods of others, if any, stored on such premises; or

     (d) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, except with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

     (e) it consists of goods returned or rejected by the Borrower's or any of the Significant Domestic Subsidiaries' customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

     (f) it is not first-quality finished goods, work-in-process or raw materials, or it is obsolete or slow moving (unless a reserve has been established with respect to obsolete and slow moving inventory that is satisfactory to the Agent), or does not otherwise conform to the representations and warranties contained in the Credit Documents.

     In addition to the foregoing, Eligible Inventory shall include such items of the Borrower's Inventory for which the Borrower shall request approval and that the Agent approves in advance, in writing, and in its Permitted Discretion, which approval shall not prevent the Agent from time to time from revoking such approval in the exercise of its Permitted Discretion.

     ERISA means the Employee Retirement Income Security Act of
     ------
1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     Event(s) of Default has the meaning set forth in Article 9.
     -------------------

     Exchange Act means the Securities Exchange Act of 1934, as
     ------------
amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

     Exempted Transactions means (i) transactions with Cargill
     ---------------------
Financial Services and its Affiliates (collectively, "Cargill") so long as Cargill is not a Broad Affiliate of the Borrower; (ii) transactions with Reliance Insurance Co. and its Affiliates (collectively, "Reliance") so long as Reliance is not a Broad Affiliate of the Borrower; (iii) purchases of turkey timers from Volk Enterprises, Inc. and (iv) purchasers of chemicals from Weskem-Hall, Inc.

     Expenses means all reasonable costs and expenses of the Agent
     --------
incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation,
(i) the costs of conducting record searches, examining Collateral, opening bank accounts and lockboxes, depositing checks, and receiving and transferring funds (including charges for checks for which there are insufficient funds), (ii) the reasonable fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent,
(iii) the cost of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, (iv) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents, and
(v) expenses incurred in order to maintain and protect any of the Collateral in accordance with Sections 7.6 or 10.11. Expenses also
                                                       --------
means all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel and other professionals) paid or incurred by the Agent and any Lender (i) during the continuance of an Event of Default, (ii) in enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents, the Collateral Agency Agreement or any other document or instrument now or hereafter executed and delivered in connection herewith, (iii) collecting the Loans, (iv) foreclosing or otherwise collecting upon the Collateral or any part thereof and (v) in obtaining any legal, accounting or other advice in connection with any of the foregoing.

     Expiration Date means the earlier to occur of (a) June 20,
     ---------------
1999, (b) the date on which the First Priority Notes or Subsequent First Priority Notes are prepaid or required to be prepaid in their entirety including, without limitation, by automatic acceleration or demand for repurchase or (c) the date on which the Commitments are terminated pursuant to Section 9.2(b).

     Federal Funds Rate means, for any period, a fluctuating
     ------------------
interest rate per annum for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     Fees means, collectively, the Unused Line Fees, the Letter of
     ----
Credit Fees, the L/C Facing Fee, the Issuing Bank Fees and the fees provided for in that certain letter dated June 5, 1995 between BTCC and the Borrower.

     Financial Statements means the consolidated and/or
     --------------------
consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entity for the period specified, prepared in accordance with GAAP and consistently with prior practices.

     First Priority Notes means any of the Series A First Priority
     --------------------
Notes and Series B First Priority Notes issued under the First
Priority Notes Indenture.

     First Priority Note Documents means, collectively, the Note
     -----------------------------
Agreement, the First Priority Notes Indenture and all other documents, instruments, agreements, opinions and certificates now or hereafter executed and/or delivered pursuant thereto or in connection therewith or in connection with the sale or exchange of the First Priority Notes, as modified, amended, extended, restated or supplemented from time to time.

     First Priority Notes Indenture means the Indenture, dated as
     ------------------------------
of June 20, 1995, between the Borrower and the First Priority Notes Indenture Trustee under which the First Priority Notes and the Subsequent First Priority Notes are being issued, as modified, amended, extended, restated or supplemented from time to time.

     First Priority Notes Indenture Trustee means Shawmut Bank
     --------------------------------------
Connecticut, National Association, and any successor or replacement appointed pursuant to the terms of the First Priority Notes
Indenture.

     Fiscal Year Change has the meaning set forth in Section 8.14.
     -------------------

     Funded Debt means, with respect to any Person, all
     -----------
Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

     GAAP means generally accepted accounting principles in the
     ----
United States as in effect from time to time.

     GECC means General Electric Capital Corporation, a New York
     ----
corporation, and its successors and assigns.

     GECC Intercreditor Agreements means the intercreditor and
     ------------------------------
subordination agreements among the Collateral Agent, GECC, Shawmut Bank Connecticut, National Association, as Owner Trustee, and the Borrower dated as of June 20, 1995, as amended, extended, restated or supplemented from time to time.

     GECC Lease Documents means (i) the Lease Agreement dated as of
     --------------------
December 18, 1990 between The Connecticut National Bank (now known as Shawmut Bank Connecticut, National Association) ("TCNB"), Owner Trustee, as lessor and Viskase Corporation, as lessee, (ii) the Participation Agreement dated as of December 18, 1990 among Viskase Corporation, the Borrower, GECC and TCNB and (iii) the related instruments and agreements with respect thereto, in each case as the same may have heretofore been or may hereinafter be amended, modified, restated, renewed or extended or refinanced from time to time.

     Governing Documents means certificates or articles of
     -------------------
incorporation, by-laws and other organizational or governing documents.

     Governmental Authority means any nation or government, any
     -----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Guarantee shall mean, with respect to any Person, any direct
     ---------
or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     Guaranty Agreement means the Guaranty Agreement executed in
     ------------------
favor of the Collateral Agent by each Significant Domestic Subsidiary, substantially in the form of Exhibit C, pursuant to which each Significant Domestic Subsidiary agrees to guaranty payment and performance of the Obligations, as amended, restated, supplemented or otherwise modified from time to time.

     Highest Lawful Rate means, at any given time during which any
     -------------------
Obligations shall be outstanding hereunder, the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of Illinois (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under Illinois (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

     Indebtedness means, with respect to any Person, without
     ------------
duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee (including, without limitation, all obligations of such Person with respect to surety bonds, bank acceptances, and letters of credit and other similar obligations), (iv) all obligations of such Person in respect of Currency Agreements or Interest Rate Agreements, and (v) the maximum fixed repurchase price of any Redeemable Stock. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined hereunder; provided, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock.

     Insolvency Event means, with respect to any Person, the
     ----------------
occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, (b) the voluntary commencement of any proceeding or the filing of any petition under any bankruptcy, insolvency or similar law,
(c) the seeking of dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (d) the filing of any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, (e) such Person shall make a general assignment for the benefit of its creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business. Insolvency Event
                                              ----------------
shall also mean, with respect to any Person, the occurrence of any of the following: an involuntary proceeding or involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petitions shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing, or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

     Intellectual Property Security Agreements means, collectively,
     -----------------------------------------
each Intellectual Property Security Agreement executed at any time in favor of the Collateral Agent by the Borrower or any of its Subsidiaries, substantially in the form of Exhibit D, as modified, amended, extended, restated or supplemented from time to time.

     Interest Period means, for any LIBOR Rate Loan, the period
     ---------------
commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, that the Borrower may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     Interest Rate Agreement of any Person means any arrangement
     ------------------------
with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or fixed rate of interest on a notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount and shall include, without limitation, any interest rate swap agreement, interest rate cap, floor or collar agreement, option or futures contract or other similar agreements or arrangements, designed to protect such Persons or any of its Subsidiaries from fluctuations in interest rates (as opposed to being used in any way for speculative trading purposes).

     Internal Revenue Code means the Internal Revenue Code of 1986,
     ---------------------
amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     Inventory means "Inventory" as defined in the Security
     ---------
Agreements.

     Investment means, as to any investing Person, any direct or
     ----------
indirect advance, loan (other than extensions of trade credit on commercially reasonable terms in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or any of its Subsidiaries in accordance with GAAP) or other extension of credit, guarantee or capital contribution to, or any acquisition by, such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. In determining the amount of any Investment involving a transfer of Property, such Property shall be valued at its fair market value at the time of such transfer, and such fair market value shall be determined in good faith by the Board of Directors of the investing Person, whose determination in such regard shall be conclusive.

     Issuing Bank means Bankers Trust Company or any Lender or
     ------------
other financial institution that is acceptable to the Agent which may at any time issue or be requested to issue a Letter of Credit for the account of the Borrower.

     Issuing Bank Fees has the meaning set forth in Section 4.3.
     -----------------

     Joint Venture of a Person means any Person in which the
     -------------
investing Person has a joint or shared equity interest but which is not a Subsidiary of such investing Person.

     L/C Facing Fee has the meaning set forth in Section 4.3.
     --------------

     Lender Advances has the meaning set forth in Section 3.2.
     ---------------
     Letter of Credit Fee has the meaning set forth in Section 4.3.
     --------------------

     Letter of Credit Obligations means the sum of the aggregate
     ----------------------------
undrawn face amount of all Letters of Credit outstanding, plus the aggregate amount of all drawings under Letters of Credit for which the Borrower has not reimbursed the Issuing Bank to the extent a Revolving Loan has not been advanced pursuant to Section 3.2 to reimburse the Issuing Bank therefor.

     Letter of Credit Unused Line Fee has the meaning set forth in
     --------------------------------
Section 4.2.

     Letters of Credit means all letters of credit issued for the
     -----------------
account of the Borrower under Article 3 and all amendments, renewals, extensions or replacements thereof.

     LIBOR Lending Office means, with respect to any Lender, the
     --------------------
office of such Lender specified as its "LIBOR Lending Office" opposite its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office).

     LIBOR Rate means, with respect to any Interest Period for each
     ----------
LIBOR Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a whole multiple of one-sixteenth (1/16) of one percent (1.00%) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by Bankers Trust Company for United States dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan of BTCC for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. Chicago time two (2) Business Days prior to the commencement of such Interest Period.

     LIBOR Rate Loan means a Revolving Loan that bears interest as
     ---------------
provided in Section 4.1(b) hereof.

     Lien means any mortgage, pledge, lien, charge, security
     -----
interest, conditional sale or other title retention agreement (including, without limitation, any Capital Lease Obligations in the nature thereof) or other encumbrance of any kind or description, including, without limitation, any agreement to give or grant a Lien.

     Line of Credit means the aggregate revolving line of credit
     --------------
extended pursuant to this Credit Agreement by the Lenders to the Borrower for Revolving Loans and Letters of Credit, in an amount up to $58,000,000, as such amount may be reduced from time to time.

     Loan Account has the meaning set forth in Section 4.7.
     ------------

     Lockbox Agreements has the meaning set forth in Section 4.9.
     ------------------

     Lockbox Bank has the meaning set forth in Section 4.9.
     ------------

     Lockboxes has the meaning set forth in Section 4.9.
     ---------

     Majority Lenders means those Lenders holding in the aggregate
     ----------------
more than fifty percent (50%) of the total Commitments, or if the Commitments are terminated, those Lenders owed more than fifty percent (50%) of the Revolving Loans and Letter of Credit
Obligations then outstanding.

     Management Agreement means the Management Services Agreement
     ---------------------
dated as of December 4, 1991 between the Borrower and DPK, as the same was amended and restated by the Amended and Restated Management Services Agreement dated as of December 31, 1993 between the Borrower and DPK and as the same may from time to time hereafter be amended, modified or restated upon the good faith approval, pursuant to duly adopted resolutions, of a majority of members of the Board of Directors of the Borrower who are not Affiliates of DPK.

     Material Adverse Effect means a material adverse effect on (i)
     -----------------------
the consolidated financial condition, operations, business or prospects of the Borrower and its Subsidiaries (taken as a whole),
(ii) any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party, or (iii) the validity or enforceability of any of the Credit Documents.

     Material Subsidiary means (a) any Subsidiary of the Borrower
     -------------------
if (i) the total assets of such Subsidiary (and its Subsidiaries) exceed 10% of the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, or (ii) the revenues (or losses, as the case may be) of such Subsidiary (and its Subsidiaries) for the four consecutive fiscal quarters of such Subsidiary most recently ended (determined on a consolidated basis in accordance with GAAP and whether or not such Person was a Subsidiary of the Borrower during all or any part of the fiscal period of the Borrower referred to below) exceed an amount equal to 10% of the revenues (or losses, as the case may be) of the Borrower and its Subsidiaries for the four consecutive fiscal quarters of the Borrower most recently ended (determined on a consolidated basis in accordance with GAAP), and (b) in any event each of (i) Sandusky Plastics of Delaware, Inc., a Delaware corporation, (ii) Sandusky Plastics, Inc., a Delaware corporation,
(iii) Viskase Corporation, a Pennsylvania corporation, (iv) Clear Shield National, Inc., a California corporation, (v) Viskase Holding Corporation, a Delaware corporation, (vi) Viskase Sales Corporation, a Delaware corporation, and (vii) Viskase, S.A., a French corporation.

     Maximum Letter of Credit Amount means an amount equal to
     -------------------------------
$28,000,000.

     Maximum Revolving Loan Amount means an amount equal to
     -----------------------------
$30,000,000.

     Multiemployer Plan means any Plan which is a "multiemployer
     ------------------
plan" (as such term is defined in section 4001(a)(3) of ERISA).

     Net Worth means as of any date the aggregate amount of the
     ---------
capital, surplus and retained earnings of the Borrower and its Subsidiaries as would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP (and excluding minority interests); provided that capital and surplus attributable to Redeemable Stock and accumulated translation adjustments shall be excluded.

     Note Agreement means that certain Note Agreement, of even date
     --------------
herewith, among the Borrower and the purchasers named therein, under which $160,000,000 of First Priority Notes are issued, as modified, amended, extended, restated or supplemented from time to time.

     Notice of Borrowing means an irrevocable and binding notice
     -------------------
delivered by the Borrower to the Agent either by telephone or by facsimile transmission (and if by telephone, confirmed in writing), of the Borrower's request for a Borrowing, which notice shall be substantially in the form of Exhibit M.

     Notice of Continuation has the meaning set forth in Section
     ----------------------
4.12(a).

     Notice of Conversion has the meaning set forth in Section
     --------------------
4.12(b).

     Obligations means the unpaid principal and interest hereunder
     ------------
(including interest accruing on or after the occurrence of an Insolvency Event), reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of the Borrower to the Agent, the Issuing Bank or to the Lenders under this Credit Agreement, the Revolving Notes, or any other Credit Document.

     Offering Memorandum means the Private Placement Memorandum for
     -------------------
the First Priority Notes dated February 7, 1995, as supplemented by a Supplement to Private Placement Memorandum dated May 16, 1995, and as further supplemented by a Final Supplement to Private
Placement Memorandum dated June 5, 1995, taken as a whole.

     Original Closing Date means June 22, 1995.
     ---------------------

     Pension Benefit Guaranty Corporation means the Pension Benefit
     ------------------------------------
Guaranty Corporation under ERISA (or any successor thereto).

     Percentage of Total Assets Transferred means, with respect to
     --------------------------------------
each asset Transferred pursuant to clause (d) of Section 8.6 (including assets Transferred pursuant to a Transfer by Merger), the ratio (expressed as a percentage) of (a) the greater of such asset's fair market value or the net book value of such assets on the date of Transfer to (b) the book value of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the fiscal quarter of the Borrower immediately preceding the date of Transfer.

     Permitted Discretion means the Agent's good faith judgment
     --------------------
concerning the risks of lending to the Borrower, taking into account (i) the liquidation value of Collateral, the priority of the Collateral Agent's Liens therein, and the time and cost of enforcement of such Liens and (ii) the perceived accuracy of the Borrower's financial and Collateral reporting. The burden of establishing lack of good faith shall be on the Borrower.

     Permitted Liens in respect of any Person shall mean (i)
     ---------------
pledges or deposits made by such Person under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or operating leases to which such Person is a party, or deposits to secure statutory or regulatory obligations of such Person or deposits of cash or U.S. Government Obligations to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (ii) Liens arising by operation of law such as carriers', warehousemen's and mechanics' Liens, in each case arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iv) Liens evidenced by the Capital Lease Obligations under GECC Lease Documents and Liens securing Debt of the Borrower or its Subsidiaries permitted under Section 8.3(a)(vi) for refinancing the Debt under the GECC Lease Documents; provided, that in connection with any such refinancing any such new Lien shall be limited to all or part of the same Property to which the original Lien applied; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its Property which were not incurred in connection with Debt or other extensions of credit and which do not in the aggregate materially adversely affect the value of said Property or materially impair the use of such Property in the operation of the business of such Person; (vi) Liens in favor of the Collateral Agent to secure Debt permitted under Sections 8.3(a)(i), (iv), (v) and (vii); (vii) Liens existing on the Original Closing Date and described on Schedule C, Part 8.4 hereto; (viii) Liens arising out of judgments or awards against such Person not giving rise to an Event of Default under Section 9.1(i) (but without limiting Section 9.1(m)) with respect to which such Person is diligently prosecuting an appeal or other proceedings for review; (ix) Liens to secure Debt permitted under
Section 8.4(a)(xi); provided, that any such new Lien shall be limited to all or part of the same Property to which the original Lien applied; (x) Liens to secure Debt permitted under Section 8.4(a)(xiii) (to the extent such Liens attach prior to or at the time of incurrence of such Debt); (xi) Liens to secure Debt (if any) permitted under Section 8.4(a)(iii); provided, that (a) the Lien securing such Debt is granted only to the Collateral Agent and made subject to the Collateral Agency Agreement, and (b) the Collateral Agency Agreement is amended to the reasonable satisfaction of the Collateral Agent, the Agent and the Lenders to add the Second Priority Notes Indenture Trustee as a party thereto, and to provide for such matters incidental thereto as the Collateral Agent, the Agent and the Lenders may reasonably require; and (xii) Liens securing Debt of Wholly-Owned Subsidiaries of the Borrower to the Borrower or another such Wholly-Owned Subsidiary permitted under Section 8.4(a)(ix).

     Person means any individual, sole proprietorship, partnership,
     ------
joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

     Plan means any "employee pension benefit plan" (as such term
     ----
is defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any member of a Control Group.

     Pledge Agreements means, collectively, each Pledge Agreement
     -----------------
executed at any time in favor of the Collateral Agent by the Borrower or any of its Subsidiaries, substantially in the form of Exhibit F, as modified, amended, extended, restated or supplemented from time to time.

     Prime Lending Rate means the rate which Bankers Trust Company
     ------------------
announces as its prime lending rate, from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     Prime Rate Loan means a Revolving Loan that bears interest as
     ---------------
provided in Section 4.1(a) hereof.

     Property means, with respect to any Person, any interest of
     --------
such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

     Proportionate Share of a Lender means a fraction, expressed as
     -------------------
a percentage, obtained by dividing its Commitment by the Line of Credit or, if the Commitments are terminated, by dividing its then outstanding Revolving Loans and Letter of Credit participation by the then outstanding aggregate Revolving Loans and Letter of Credit Obligations.

     Prudential means The Prudential Insurance Company of America.
     ----------

     Prudential Revolving Credit Agreement means that certain
     -------------------------------------
Revolving Credit Agreement dated as of the Original Closing Date between the Borrower and Prudential.

     Purchase Money Indebtedness means, as to any Person, the Debt
     ---------------------------
of such Person incurred and owing in respect of all or part of the purchase price of Property purchased where such Debt is fully secured by the Property purchased.

     Qualified Plan means any Plan, other than a Multiemployer
     --------------
Plan, which is intended to  meet the qualification requirements of
Section 4.01(a) the Internal Revenue Code.

     Redeemable Stock means, with respect to any Person, any class
     ----------------
or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable by contract or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the principal of the First Priority Notes, or, at the option of the holder thereof, is convertible into or exchangeable for debt securities maturing at any time prior to the stated maturity of the principal of the First Priority Notes.

     Register has the meaning set forth in Section 11.8.
     --------

     Registered Exchange Offer means the offer to exchange the
     -------------------------
Series B First Priority Notes for all of the outstanding Series A First Priority Notes and the Series D First Priority Notes for all of the outstanding Series C First Priority Notes, in each case in accordance with the Registration Rights Agreement.

     Registration Rights Agreement means the Exchange and
     -----------------------------
Registration Rights Agreement of even date herewith by and between the Borrower and the holders of the First Priority Notes, as modified, amended, extended, restated or supplemented from time to time.

     Related Transaction Documents means the First Priority Notes
     -----------------------------
Documents, the Second Priority Notes Documents, the Prudential Revolving Credit Facility Documents, the GECC Lease Documents, the Collateral Agency Agreement and the GECC Intercreditor Agreements.

     Requirement of Law means any law, treaty, rule or regulation
     -------------------
or determination of an arbitrator, court or other Governmental
Authority.

     Responsible Officer means, with respect to any corporation,
     -------------------
the chief executive officer, chief operating officer, chief financial officer, treasurer or chief accounting officer of such corporation, or any other officer of the corporation involved principally in its financial administration or its controller function.

     Restricted Debt means all Consolidated Debt other than
     ---------------
Consolidated Senior Debt.

     Restricted Investment shall have the meaning given to such
     ---------------------
term in Section 8.2.

     Restricted Payments shall have the meaning given to such term
     -------------------
in Section 8.2.

     Revolver Unused Line Fee has the meaning set forth in Section
     ------------------------
4.2.

     Revolving Loans has the meaning set forth in Section 3.1.
     ---------------

     Revolving Loan Request means each request for a Revolving Loan
      ----------------------
deemed to be made by the Borrower pursuant to Section 3.3 to provide funds to reimburse the Issuing Bank for a draw under a Letter of Credit.

     Revolving Note means a promissory note of the Borrower payable
     --------------
to the order of any Lender, substantially in the form of Exhibit G.

     Sale and Leaseback Transaction means, with respect to any
     ------------------------------
Person, any direct or indirect arrangement pursuant to which Property is sold by such Person or a Subsidiary of such Person and thereafter leased back from the purchaser thereof by such Person or one of the Subsidiaries of such Person.

     SEC means the Securities and Exchange Commission, as from time
     ---
to time constituted, or any similar agency then having jurisdiction to enforce the Securities Act.

     Second Priority Notes means the debt securities which may be
     ---------------------
issued by the Borrower pursuant to the Second Priority Notes
Indenture pursuant to the 10.25% Note Exchange.

     Second Priority Notes Documents means, collectively, the
     -------------------------------
Second Priority Notes Indenture and all other documents, instruments, agreements, opinions and certificates now or hereafter executed and/or delivered pursuant thereto or in connection therewith or in connection with the sale or exchange of the Second Priority Notes, as modified, amended, extended, restated or supplemented from time to time.

     Second Priority Notes Indenture means the indenture between
     -------------------------------
the Borrower and the Second Priority Notes Indenture Trustee under which any Second Priority Notes or Subsequent Second Priority Notes are issued, as amended, supplemented or otherwise modified from time to time.

     Second Priority Notes Indenture Trustee means the trustee for
     ---------------------------------------
the Second Priority Notes and the Subsequent Second Priority Notes (in such capacity), and each successor thereto in such capacity.

     Securities Act means the Securities Act of 1933, as amended
     --------------
from time to time, and the rules and regulations of the SEC promulgated thereunder.

     Security Agreements means, collectively, each Security
     -------------------
Agreement executed at any time in favor of the Collateral Agent by the Borrower or any of its Subsidiaries, substantially in the form of Exhibit H, as modified, amended, extended, restated or supplemented from time to time.

     Series A First Priority Notes means the 12% First Priority
     -----------------------------
Senior Secured Notes due 2000, Series A, being issued pursuant to the First Priority Notes Indenture.

     Series B First Priority Notes means the 12% First Priority
     -----------------------------
Senior Secured Notes due 2000, Series B (the terms of which are identical to the Series A First Priority Notes except that the Series B First Priority Notes shall be registered under the Securities Act, and shall not contain the restrictive legend appearing on the face of the form of the Series A First Priority Notes), to be issued in exchange for the Series A First Priority Notes pursuant to the Registered Exchange Offer and the First Priority Notes Indenture.

     Series C First Priority Notes means the Floating Rate First
     -----------------------------
Priority Senior Secured Notes due 2000, Series C, being issued pursuant to the First Priority Notes Indenture.

     Series D First Priority Notes means the Floating Rate First
     -----------------------------
Priority Senior Secured Notes due 2000, Series D (the terms of which are identical to the Series C First Priority Notes except that the Series D First Priority Notes shall be registered under Securities Act and shall not contain the restrictive legend appearing on the face of the form of the Series C First Priority Notes), to be issued in exchange for the Series C First Priority Notes pursuant to the Registered Exchange Offer and the First Priority Notes Indenture.

     Settlement Date has the meaning set forth in Section 3.4.
     ---------------

     Settlement Period has the meaning set forth in Section 3.4.
     -----------------

     Significant Domestic Subsidiary means each Domestic Subsidiary
     -------------------------------
that, at any time, is a Material Subsidiary.

     Stipulated Loss Value means the "Stipulated Loss Value," as
     ---------------------
defined in the GECC Lease Documents as in effect on the Original
Closing Date.

     Subsequent First Priority Notes means any and all debt
     -------------------------------
securities issued by the Borrower in exchange for any First Priority Notes and having terms identical to the First Priority Notes and otherwise being the same as the First Priority Notes except that such debt securities are registered under the Securities Act.

     Subsequent Second Priority Notes means any and all debt
     --------------------------------
securities issued by the Borrower under an indenture in exchange for any Second Priority Notes and having terms identical to the Second Priority Notes and otherwise being the same as the Second Priority Notes except that such debt securities are registered under the Securities Act.

     Subsidiary means, with respect to any Person, (i) a
     ----------
corporation a majority of whose Voting Securities is at the time directly or indirectly owned or Controlled by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest with respect to voting in the election of directors or trustees thereof (or such other Persons performing similar functions). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

     10.25% Note Exchange means an exchange by the Borrower
     --------------------
pursuant to which the Borrower issues Second Priority Notes in an aggregate face amount of not more than $50,000,000 in exchange for 10.25% Notes pursuant to an exchange ratio (based on aggregate face amount) of no greater than 1:1.

     10.25% Notes means, collectively, the 10.25% Senior Notes due
     ------------
2001 issued by the Borrower pursuant to the 10.25% Notes Indenture.

     10.25% Notes Indenture means that certain Indenture, dated as
     ----------------------
of December 31, 1993, between the Borrower and Bankers Trust
Company, as trustee, as amended, supplemented or otherwise modified from time to time.

     Termination Event means any one or more of the following event
     -----------------
of events which, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect:

          (i) A reportable event as defined in Section 4043 of ERISA and regulations issued thereunder for which the 30 day notice requirement has not been waived occurs with respect to any Title IV Plan other than those described in Sections 4043(c)(9) and (11) of ERISA (or Pension Benefit Guaranty Corporation Regulation Sections 2615.22 or 2615.23);

         (ii) There occurs (a) the complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) by the Borrower or any member of the Control Group from any Multiemployer Plan, or (b) the receipt by the Borrower or any member of the Control Group of a demand from any Multiemployer Plan for withdrawal liability (as defined in Section 4201 of ERISA);

        (iii) The Borrower or any member of the Control Group files, or is reasonably expected to file, a notice of intent to terminate any Title IV Plan or adopts a plan amendment that constitutes a termination of any Title IV Plan under Section 4041 of ERISA;


         (iv) There occurs any action causing the termination of any Multiemployer Plan under Section 4041A of ERISA;


          (v) Any other event or condition occurs that is reasonably expected to constitute grounds under Sections 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or any Multiemployer Plan;

         (vi) The Pension Benefit Guaranty Corporation shall have notified the Borrower or any member of the Control Group that a Plan may become a subject to any proceedings under
     Section 4042 of ERISA to terminate or appoint a trustee to administer the Plan, or any such proceedings are instituted;


        (vii) An accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue
     Code) exists with respect to any Title IV Plan on the last day of any plan year;

       (viii) A waiver of the minimum funding standards of ERISA or the Internal Revenue Code, or any extension of any amortization period related to such waiver, is sought by or granted to, the Borrower or any member of the Control Group, under Section 412 of the Internal Revenue Code;

         (ix) The Borrower or any member of the Control Group shall have incurred, or is reasonably expected to incur, any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans;

          (x) As of the last day of any plan year, there exists unfunded benefit liabilities (within the meaning of Section
     4001(a)(18) of ERISA) of any Title IV Plan, as determined by such Plan's independent actuaries;


         (xi) As of the last day of any plan year, there exists unfunded benefit liabilities (within the meaning of Section
     4001(a)(18) of ERISA) of all Title IV Plans, as determined by such Plans' independent actuaries; or

        (xii) The Borrower or any member of the Control Group establishes or amends any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any member of the Control Group.

     Title IV Plan means any Qualified Plan that is a defined
     -------------
benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

     Transfer means any sale, exchange, conveyance, lease, transfer
     --------
or other disposition.

     Transfer by Merger means, with respect to any Subsidiary of
     ------------------
the Borrower, a merger or consolidation of such Subsidiary with another Person such that after giving effect thereto the surviving entity is no longer a Subsidiary of the Borrower.

     Type means a LIBOR Rate Loan or a Prime Rate Loan.
     ----

     Unused Line Fees has the meaning set forth in Section 4.2.
     ----------------

     U.S. Government Obligations means (i) any direct non-callable
     ---------------------------
obligation of, or obligation guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which is not callable at the issuer's option, and (ii) any depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not
---------
authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     Voting Securities means, with respect to any Person,
     -----------------
securities of any class or classes of Capital Stock in such Person entitling the holders thereof, under ordinary circumstances and in the absence of contingencies, to vote for members of the Board of Directors of such Person (or Persons performing functions equivalent to those of such members).

     Wholly Owned Subsidiary of a Person means any Subsidiary of
     -----------------------
such Person 100% of the total Capital Stock of which, other than directors' qualifying shares, is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

     1.2     Accounting Terms and Determinations.  Unless otherwise
             -----------------------------------
defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in
Article 8 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include, at the election of the Borrower or upon the request of the Majority Lenders, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

     1.3     Other Terms; Headings.  Terms used herein that are
             ---------------------
defined in the Uniform Commercial Code in effect in the State of Illinois (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.


ARTICLE 2.  LETTERS OF CREDIT.
            -----------------

     2.1     Issuance of Letters of Credit.  Subject to the terms
             -----------------------------
and conditions hereunder and in reliance on the representations and warranties of the Borrower set forth herein, the Agent shall cause the Issuing Bank to issue Letters of Credit hereunder at the request of the Borrower and for its account on behalf of it or any of the Significant Domestic Subsidiaries, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit if:

     (a)     Issuance of the requested Letter of Credit would cause
(i) the Letter of Credit Obligations then outstanding to exceed the Maximum Letter of Credit Amount or (ii) the sum of the Revolving Loans plus the Letter of Credit Obligations then outstanding to exceed the lesser at such time of (x) the Line of Credit or (y) the Borrowing Base; or

     (b) Issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, any Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent, any of the Lenders or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent, such Lender or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date.

     2.2     Terms of Letters of Credit.  The proposed amount,
             --------------------------
terms and conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Issuing Bank. The term of each standby Letter of Credit shall not exceed 360 days, but may be subject to annual renewal. The term of each documentary Letter of Credit shall not exceed 120 days. No Letter of Credit shall have an expiry date later than June 15, 1998.

     2.3     Notice of Issuance.  A request for issuance of a
             ------------------
Letter of Credit (a "Letter of Credit Request") must be delivered to the Agent in writing in the form of Exhibit I. The Borrower shall specify in each Letter of Credit Request whether the conditions for the issuance of a Letter of Credit specified in
Section 5.2 are satisfied. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. Chicago time at least three (3) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance. The Borrower shall provide to the Agent a list, with specimen signatures, of officers authorized to request Letters of Credit. The Agent is entitled to rely upon such list until it is replaced by the Borrower.

     2.4     Lenders' Participation.  Immediately upon issuance or
             ----------------------
amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit including, without limitation, the Borrower's reimbursement obligation thereunder (other than fees and other amounts owing to the Issuing Bank) in accordance with such Lender's Proportionate Share.
     2.5     Payments of Amounts Drawn Under Letters of Credit. The
             -------------------------------------------------
Agent shall notify the Borrower of the receipt of notice from the Issuing Bank that the Issuing Bank has received a draft or other presentation for payment or drawing under a Letter of Credit not later than 11:00 a.m. (Chicago time) on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Unless the procedures set forth in Section 9.2(c) shall be applicable or the Borrower shall have reimbursed the Issuing Bank in full for such drawing by 2:00 p.m. (Chicago time) on the Business Day on which the Issuing Bank honors such draw, the Borrower shall be deemed to have concurrently requested Lenders to make a Revolving Loan pursuant to Section 3.1 in the amount of such drawing on the date on which the Issuing Bank honors the drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

     2.6     Payment by Lenders.  If a Revolving Loan is not made
             ------------------
in an amount sufficient to reimburse the Issuing Bank in full for the amount of any draw, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. Chicago time on the next Business Day after such Lender receives notice from the Agent of the amount of such Lender's participation in such unreimbursed amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or an Event of Default or the failure to satisfy any of the conditions set forth in Section 5.2. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the Borrower in reimbursement of honored drawings. All amounts paid by the Issuing Agent with respect to any Letter of Credit that are not immediately repaid with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate applicable to Revolving Loans.

     2.7     Nature of Issuing Bank's Duties.  In determining
             -------------------------------
whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As among the Borrower, the Issuing Bank and each other Lender, and except to the extent provided in the following sentence, the Borrower assumes all risks of the acts and omissions of the Issuing Bank, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any liability to the Borrower, the Agent or any Lender. In furtherance and not in limitation of the foregoing, neither the Issuing Agent, the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Agent, the Agent or any Lender.

     2.8     Obligations Absolute.  The obligations of the Borrower
             --------------------
to reimburse the Issuing Bank, the Agent and the Lenders for drawings honored under the Letters of Credit and the obligations of the Lenders under Section 2.6 hereof shall be unconditional and irrevocable, without requirement of presentment, demand, protest or other formalities of any kind, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including the following circumstances:

          (1) any lack of validity or enforceability of any Letter of Credit or any other agreement;

          (2) the existence of any claim, set-off, defense or other right which the Borrower, any of its Subsidiaries, any of their Affiliates, the Issuing Agent, the Agent or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Issuing Agent, the Agent, any Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower, any of its Subsidiaries, any of their Affiliates and the beneficiary for which the Letter of Credit was procured);

          (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) payment by the Issuing Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

     2.9     Agent's Execution of Applications and Other Issuing
             ---------------------------------------------------
Bank Documentation; Reliance on Credit Agreement by Issuing Bank.
----------------------------------------------------------------
The Agent shall be authorized to execute, deliver and perform on behalf of the Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by the Borrower hereunder. The Lenders, the Agent and the Borrower all expressly agree that the terms of this Article 2 and various other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.

     2.10     Additional Payments.  If by reason of (a) any change
              -------------------
in any Requirement of Law, or any change in the interpretation or application by any Governmental Authority of any Requirement of Law, or (b) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority (or monetary authority) including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

          (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Bank or participation therein purchased by any Lender; or

          (ii) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this subsection 2.10, any Letter of Credit or any participation therein;

     and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Agent or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower, and the Borrower shall pay on demand such amounts as the Agent or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Prime Lending Rate per annum. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.


ARTICLE 3.  REVOLVING LOANS.
            ---------------

     3.1     Revolving Credit Commitments.  Subject to the terms
             ----------------------------
and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each Lender severally agrees to make loans and advances to the Borrower (the "Revolving Loans") in an amount not to exceed at any time its Proportionate Share of the lesser of the Line of Credit then in effect, and the Borrowing Base then in effect, minus, in each case, the sum of the then outstanding Letter of Credit Obligations (excluding any portion of the Letter of Credit Obligations to be repaid with the Revolving Loan being funded; provided, that, (i) no Lender shall be required to make any Revolving Loan to the extent the making of such Loan would cause the aggregate outstanding principal balance of the Revolving Loans to exceed the Maximum Revolving Loan Amount.

     3.2     Borrowing of Revolving Loans.  Revolving Loans may be
             ----------------------------
made available to the Borrower directly by the Lenders ("Lender Advances") or, in the circumstances described in Section 3.2(b), from the Agent acting on behalf of the Lenders ("Agent Advances").

     (a)     Lender Advances.  Subject to the determination by the
             ---------------
Agent and the Lenders that the conditions for borrowing contained in Section 5.2 are satisfied, upon receipt of a Notice of Borrowing from the Borrower received by the Agent before noon Chicago time on a Business Day, Lender Advances of Revolving Loans may be made to the extent of each Lender's Proportionate Share of the requested Borrowing. Each Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or LIBOR Rate Loans.

     (b)     Agent Advances.  The Agent is authorized by the
             --------------
Lenders, but is not obligated, to make Agent Advances upon a receipt of any Notice of Borrowing received by the Agent before 2:00 P.M. Chicago time on a Business Day. Agent Advances shall be subject to periodic settlement with the Lenders under Section 2.4. Agent Advances may be made only in the following circumstances:

          (i)     Normal Course Agent Advances.  For administrative
                  ----------------------------
     convenience, the Agent may, but is not obligated, to make
     Agent Advances up to the amount available for borrowing under Section 3.1 in reliance upon the actual or deemed representations of the Borrower under Section 5.2 that the conditions for borrowing are satisfied.

          (ii)     Other Agent Advances.  When the conditions for
                   ---------------------
     borrowing under Section 5.2 cannot be fulfilled, and notwithstanding the Borrowing Base limitation of Section 3.1, the Agent may, but is not obligated, to continue to make Agent Advances for seven (7) Business Days or until sooner instructed by the Majority Lenders to cease, in an aggregate amount at any time not to exceed $2,000,000.

     (c)     Disbursement of Revolving Loans.  The proceeds of
             -------------------------------
Revolving Loans shall be transmitted: (x) in the circumstances described in Section 2.5, by the Agent directly to the Issuing Bank, and (y) in all other circumstances, by the Agent or Lenders, as the case may be.

     (d)     Notices of Borrowing.  Notices of Borrowing may be
             --------------------
given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing. The Borrower shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied. The Borrower may request one or more Borrowings of Revolving Loans constituting Prime Rate Loans on the same Business Day. Each Notice of Borrowing for LIBOR Rate Loans shall be given not later than noon Chicago time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of LIBOR Rate Loans, shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The right of the Borrower to choose LIBOR Rate Loans is subject to the provisions of Section 4.12. Once given, a Notice of Borrowing is irrevocable by and binding on the Borrower. The Borrower shall provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans. The Agent is entitled to rely upon such list until it is replaced by the Borrower.

     3.3  Notice of Request for Lender Advances.  Subject to the
          -------------------------------------
last sentence of this Section, the Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that is received pursuant to Section 3.2(a) and is to be satisfied by Lender Advances. No later than 3:00 P.M. Chicago time on the date of receipt of such notice, each Lender shall make available for the account of its Applicable Lending Office to the Agent at the Agent's address for deposit into the Loan Disbursement Account, its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to any such Borrowing, it is entitled to assume that each Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Lender, without the necessity of giving daily notice to each Lender of the receipt of a Notice of Borrowing.

     3.4     Periodic Settlement of Agent Advances; Interest and
             ---------------------------------------------------
Fees; Statements.
----------------

     (a)     The Settlement Date; Allocation of Interest and Fees.
             ----------------------------------------------------
The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. Chicago time on the last Business Day of the period specified by the Agent (such date, the "Settlement Date").

     (b)     Summary Statements; Settlements.  The Agent shall
             -------------------------------
deliver to the Borrower and each of the Lenders promptly after the Settlement Date a summary statement of the account of outstanding Loans (including Agent Advances) for the period, the amount of repayments received for the period, and the amount allocated to each Lender of the interest and Unused Line Fees for the period. After application of payments under Section 4.10, as reflected on the summary statement: (i) the Agent shall transfer to each Lender its allocated share of interest and Unused Line Fees, and its Proportionate Share of repayments; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received by the Lenders prior to 12:00 noon Chicago time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Chicago time that day; and, if received after 12:00 noon Chicago time, then no later than 3:00 P.M. Chicago time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

     (c)     Distribution of Interest and Unused Line Fees.
             ---------------------------------------------
Interest on the Revolving Loans (including Agent Advances) and the Unused Line Fees shall be allocated by the Agent to each Lender (i) in the case of interest, in accordance with the Revolving Loans actually advanced by and repaid to such Lender and (ii) in the case of the Unused Line Fees, in accordance with the Proportionate Share of such Lender. Interest shall accrue from and including the date Revolving Loans are advanced and to but excluding the date such Revolving Loans are either repaid by the Borrower or, if later, actually settled under this Section. Promptly after the end of each month, the Agent shall distribute to each Lender its portion, allocated as provided above, of the interest and Unused Line Fees which has accrued during such month.

     3.5     Sharing of Payments.  If any Lender shall obtain any
             -------------------
payment (whether made voluntarily or involuntarily, or through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans made by it or its participation in the Letter of Credit Obligations in excess of its Proportionate Share of payments on account of the Revolving Loans or Letter of Credit Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.5, to the fullest extent permitted by law, may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     3.6     Defaulting Lenders.
             ------------------

     (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amounts owing by it to the Agent, is a "Defaulting Lender." The Agent is entitled to recover from such Defaulting Lender all such amounts owing by such Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower and the Borrower shall pay such amounts within five (5) Business Days of its receipt of such notice. In addition, the Defaulting Lender or the Borrower shall pay to the Agent for its own account interest on such amount for each day from the date it was made available by the Agent to the Borrower to the date it is recovered by the Agent at a rate per annum equal to (x) the overnight Federal Funds Rate, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under Section 4.1, if paid by the Borrower; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations. Nothing herein shall be deemed to relieve any Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (y) above on account of such Defaulting Lender's default.

     (b) The failure of any Lender to fund its Proportionate Share of a Revolving Loan shall not relieve any other Lender of its obligation to fund its Proportionate Share of a Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Proportionate Share of a Revolving Loan.

     (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received by it for the account of such Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until (x) the Obligations under this Credit Agreement shall have been declared or shall have become immediately due and payable or (y) the Majority Lenders, the Agent and the Borrower shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.


ARTICLE 4.  COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS.
            ----------------------------------------------------

     4.1     Interest on Revolving Loans.
             ---------------------------
     (a) Interest on the unpaid principal amount of Revolving Loans which are Prime Rate Loans shall be payable monthly in arrears, on the first Business Day of each month, at an interest rate per annum equal to the Prime Lending Rate plus one percent (1.0%) calculated on the net balances owing to the Agent and the Lenders at the close of business each day during such month. The rate hereunder shall change each day the Prime Lending Rate changes.

     (b) Interest on Revolving Loans which are LIBOR Rate Loans shall be payable on the last day of each Interest Period with respect to such LIBOR Rate Loans, at the date of conversion of such LIBOR Rate Loans (or a portion thereof) to a Prime Rate Loan and at maturity of such LIBOR Rate Loans at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loans to the LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loans plus two and three-quarters (2.75%). After maturity of such LIBOR Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent upon determining the LIBOR Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

     (c)     Notwithstanding the provisions of Sections 4.1(a) and
(b), the Borrower shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Revolving Loan comprised of LIBOR Rate Loans of such Lender, from the date of such LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting
(a) the LIBOR Rate for the applicable Interest Period for such LIBOR Rate Loan from (b) the rate obtained by dividing such LIBOR Rate by a percentage equal to 1 minus the stated maximum rate (stated as a decimal) applicable two (2) Business Days before the first day of such Interest Period of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents) having a term equal to the Interest Period applicable to such LIBOR Rate Loan. Such Lender shall as soon as practicable provide notice to the Agent and the Borrower of any such additional interest arising in connection with such LIBOR Rate Loan, which notice shall be conclusive and binding, absent demonstrable error.

     4.2     Unused Line Fees.  The Borrower shall pay to the
             ----------------
Agent, for the ratable benefit of the Lenders, (i) a non-refundable fee (the "Revolver Unused Line Fee") equal to one-quarter of one percent (.25%) per annum of the unused portion of the Maximum Revolving Loan Amount and (ii) a non-refundable fee (the "Letter of Credit Unused Line Fee") equal to one-half of one percent (.5%) per annum of the unused portion of the Maximum Letter of Credit Amount. The Unused Line Fees shall accrue daily from the Closing Date until the Expiration Date, and shall be due and payable monthly in arrears, on the first Business Day of each month commencing with the month ended June 30, 1998 and, in any event, on the Expiration Date.

     4.3     Letter of Credit Fees.
             ---------------------

     (a) The Agent, for the ratable benefit of the Lenders, shall be entitled to charge to the account of the Borrower on the first Business Day of each month, a fee (the "Letter of Credit Fee"), in an amount equal to two percent (2%) per annum of the daily weighted average undrawn amount of Letters of Credit outstanding during the immediately preceding month. In addition, the Agent, for the benefit of the Issuing Bank, shall be entitled to charge to the account of the Borrower on the date of issuance of any standby Letter of Credit, a facing fee equal to one-half percent (.5%) on the initial face amount of each such standby Letter of Credit (the "L/C Facing Fee").

     (b) The Agent shall also be entitled to charge to the account of the Borrower, as and when incurred by the Agent or any Lender, the customary charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by the Issuing Bank (the "Issuing Bank Fees") in connection with the issuance, transfer, drawing, amendment or negotiation of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees, L/C Facing Fees, Issuing Bank Fees and other fees, costs and expenses charged under this Section shall be conclusive and binding for all purposes, absent manifest error.

     4.4     Interest After Event of Default.  From the date of
             -------------------------------
occurrence of an Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived, upon notice from Agent to the Borrower interest on the Revolving Loans and Letter of Credit Fees on Letter of Credit Obligations shall each be payable on demand at a rate per annum equal to, with respect to the Revolving Loans, the rate in effect under Section 4.1, plus two percent (2%), and with respect to the Letter of Credit Obligations, the rate at which Letter of Credit Fees are charged pursuant to the first sentence of Section 4.3(a), plus two percent (2%).

     4.5     Expenses.  The Borrower shall reimburse the Expenses
             --------
of the Agent, or any Lender, as the case may be, promptly upon demand.

     4.6     Mandatory Payment; Reduction of Commitments.
             -------------------------------------------

     (a)     Mandatory Payment.  If (i) the aggregate balance of
             -----------------
the Revolving Loans outstanding at any time exceeds the Maximum Revolving Loan Amount, or (ii) the Letter of Credit Obligations outstanding at anytime, exceeds the Maximum Letter of Credit Amount; or (iii) the aggregate balance of the Revolving Loans and all Letter of Credit Obligations outstanding at any time exceed the lesser at such time of (x) the Line of Credit and (y) Borrowing Base then in effect (any such excess amount, an "Out of Formula Amount"), then the Borrower shall, immediately and without the necessity of any demand by the Agent or the Lenders, eliminate such Out of Formula Amount by (i) making a payment to the Agent to reduce the outstanding principal balance of any Revolving Loans in an amount equal to such Out of Formula Amount or (ii) making a payment or otherwise causing to be delivered to the Collateral Agent for deposit in the Cash Collateral Account, pursuant to the terms of the Collateral Agency Agreement, an amount equal to such Out of Formula Amount. If funds remain on deposit with the Collateral Agent after the Out of Formula Amount has been reduced to zero and no Event of Default has occurred and is continuing at such time, such funds shall be released to the Borrower in accordance with the terms of the Collateral Agency Agreement.

     (b)     Reduction of Commitments and Line of Credit.  On the
             -------------------------------------------
Expiration Date, the Commitment of each Lender shall automatically reduce to zero and may not be reinstated. The Borrower may reduce or terminate the Line of Credit at any time and from time to time in whole or in part without premium or penalty. Each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 thereafter). Once reduced, no portion of the Line of Credit may be reinstated. If the Borrower seeks to reduce the Line of Credit to an amount less than $10,000,000, then the Line of Credit shall be reduced to zero.

     4.7     Maintenance of Loan Account; Statements of Account.
             --------------------------------------------------
The Agent shall maintain an account on its books in the name of the Borrower (the "Loan Account") in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, and all Letter of Credit Obligations, the Fees, the Expenses and any other Obligations, as and when such payments become due. The Loan Account will be credited with all payments received by the Agent from the Borrower or for the Borrower's account, including all amounts received from the Collateral Agent pursuant to the terms of the Collateral Agency Agreement. After the end of each month, the Agent shall send the Borrower a monthly statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders and the Borrower during that month, provided, that the failure of the Agent to send such statement to the Borrower shall not relieve the Borrower of any Obligations. All entries on any such statement shall, thirty (30) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in
           ----- -----
such statement. The Borrower shall have the express right to rebut such presumption by conclusively demonstrating the existence of an error on the part of the Agent.

     4.8     Payment Procedures.  Payments of principal, interest,
             ------------------
Fees and Expenses shall be made not later than 2:00 P.M. Chicago time on the day when due, in immediately available dollars, to the offices of the Agent, at the address set forth in Section 11.7, or as the Agent may otherwise direct the Borrower. The Borrower hereby authorizes the Agent to charge the Loan Account with the amount of all payments to be made hereunder and under the other Credit Documents, including all Fees and Expenses, as and when such payments become due. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section or by the charging of the Loan Account by the Agent.

     4.9     Collection of Accounts.  The Borrower shall, and shall
             ----------------------
cause the Significant Domestic Subsidiaries to, at all times maintain lockboxes (the "Lockboxes") and shall instruct all account debtors on the Accounts of the Borrower and the Significant Domestic Subsidiaries to remit all Collections to such Lockboxes. The Borrower, the Significant Domestic Subsidiaries, the Collateral Agent and financial institutions selected by the Borrower and acceptable to the Agent (the "Lockbox Banks") shall enter into agreements in form and substance satisfactory to the Agent and the Lenders (the "Lockbox Agreements"), which among other things shall provide for the opening of an account for the deposit of Collections (a "Collection Account") at a Lockbox Bank. All Collections and other amounts received by the Borrower and the Significant Domestic Subsidiaries from any account debtor, in addition to all other cash received by the Borrower and the Significant Domestic Subsidiaries from any other source, shall upon receipt be deposited into a Collection Account. Termination of such arrangements shall also be subject to approval by the Agent.

     4.10     Distribution and Application of Collections and other
              -----------------------------------------------------
Amounts.  All Collections received by the Agent in accordance with
-------
the terms of the Lockbox Agreements and the Collateral Agency Agreement shall be credited to the Loan Account, unless an Event of Default has occurred and is continuing, in which case such Collections and other amounts shall be distributed and applied in the following order: first, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; second, to the payment of any Fees, Expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; third, to the ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section 4.10; fourth, to the ratable payment of interest due on the Revolving Loans; and fifth, to the ratable payment of principal due on the Revolving Loans.

     4.11  Calculations.  All calculations of (i) interest
           ------------
hereunder and (ii) Fees, including, without limitation, Unused Line Fees, Letter of Credit Fees, L/C Facing Fees and Issuing Bank Fees, shall be made by the Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

     4.12  Special Provisions Relating to LIBOR Rate Loans.
           -----------------------------------------------

     (a)     Continuation.  With respect to any Borrowing
             ------------
consisting of LIBOR Rate Loans, the Borrower may, subject to the provisions of Section 4.12(c), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than noon Chicago time on the third Business Day prior to the date of any such continuation relating to LIBOR Rate Loans, by the Borrower to the Agent. Such notice by the Borrower of a continuation (a "Notice of Continuation") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of Exhibit E, in each case specifying (i) the date of such continuation, (ii) the Type of Revolving Loans subject to such continuation, (iii) the aggregate amount of Revolving Loans subject to such continuation and (iv) the duration of the selected Interest Period. The Borrower may elect to maintain more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.12(a). If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this Section 4.12(a), such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

     (b)     Conversion.  The Borrower may on any Business Day (so
             ----------
long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Agent, and subject to the provisions of
Section 4.12(c), convert the entire amount of or a portion of all Revolving Loans of one Type comprising the same Borrowing into Revolving Loans of another Type; provided, that any conversion of any LIBOR Rate Loans into Revolving Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into Revolving Loans of another Type, the Borrower shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than Noon Chicago time on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of Exhibit F, in each case specifying (i) the requested date of such conversion, (ii) the Type of Revolving Loans to be converted (iii) the portion of such Type of Revolving Loan to be converted, (iv) the Type of Revolving Loans such Revolving Loans are to be converted into and (v) if such conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Revolving Loans of not less than $[_____] or an integral multiple of $[_____] in excess thereof. The Borrower may elect to convert the entire amount of or a portion of all Revolving Loans of one Type comprising more than one Borrowing into Revolving Loans of another Type by combining such Borrowings into one Borrowing; provided, that if the Borrowings so combined consist of LIBOR Rate Loans, such Loans shall have Interest Periods ending on the same date.

     (c)     Certain Limitations on LIBOR Rate Loans.  The right of
             ---------------------------------------
the Borrower to maintain, select, continue or convert LIBOR Rate
Loans shall be limited as follows:

          (i) If the Agent is advised by Bankers Trust Company that it is not offering United States dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate or LIBOR Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrower to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exists, and each Revolving Loan shall be made as a Prime Rate Loan.

          (ii) If the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the LIBOR Rate for Revolving Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Revolving Loans for such Borrowing, the right of the Borrower to select LIBOR Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing and each other Borrowing requested during such period of suspension shall be made as a Prime Rate Loan.


          (iii) If at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Revolving Loan as a LIBOR Rate Loan by such Lender has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law), then, and in any such event, such Lender may give notice of that determination in writing, to the Agent and the Borrower and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrower to select LIBOR Rate Loans from that Lender shall be suspended and each Revolving Loan made by that Lender, notwithstanding the Type of Revolving Loan made by the other Lenders, shall be a Prime Rate Loan and each LIBOR Rate outstanding from that Lender shall automatically, on the last day of the existing Interest Period therefor (or earlier, if so required under such law, rule, regulation or order), convert to a Prime Rate Loan.

          (iv)     No Agent Advance shall be made as a LIBOR Rate
     Loan.

          (v) No Revolving Loans may be made, continued or converted as or to LIBOR Rate Loans at any time that a Default or Event of Default shall have occurred and be continuing.


     (d)     Compensation.
             ------------
          (i) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Person as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Borrowing, continuation or conversion.


          (ii) If any payment of principal of, or conversion or continuation of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Lender to fund or maintain such Loan.


          (iii) Calculation of all amounts payable to a Lender under this Section 4.12(d) shall be made as though such Lender elected to fund all LIBOR Rate Loans by purchasing United State dollar deposits in its LIBOR Lending Office's interbank eurodollar market.


                ARTICLE 5.  CONDITIONS PRECEDENT.
                            --------------------
     5.1     Conditions Precedent to Initial Letter of Credit.  The
             ------------------------------------------------
obligation of the Agent and the Lenders to cause the Issuing Bank to issue the initial Letter of Credit is subject to the satisfaction or waiver of the following conditions precedent:

     (a)     Closing Document List.  The Agent and the Lenders
             ---------------------
shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule A (the "Closing Document List").

     (b)     Material Adverse Change.  (i) No event shall have
             -----------------------
occurred which has had or could reasonably be expected to have a Material Adverse Effect, or (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined by the Agent and each Lender in its sole discretion.

     (c)     Fees and Expenses.  The Agent and each of the Lenders
             -----------------
shall have received payment in full of all Fees and Expenses payable to them on or before the Closing Date.

     (d)     Borrowing Base.  The Borrowing Base shall be adequate,
             --------------
in the Agent's sole discretion, for the Borrower's overall business and working capital requirements.

     5.2     Conditions Precedent to all Letters of Credit.  The
             ---------------------------------------------
obligation of the Agent and the Lenders to cause the Issuing Bank to issue any requested Letter of Credit is subject to the satisfaction of the conditions precedent set forth below. Each Letter of Credit Request shall constitute a representation and warranty that such conditions are satisfied.

     (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date of such Letter of Credit Request, as if then made, other than representations and warranties that relate solely to an earlier date;

     (b) No Default or Event of Default shall have occurred, or would result from the issuance of the requested Letter of Credit, which has not been waived; and

     (c) No event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.


           ARTICLE 6.  REPRESENTATIONS AND WARRANTIES.
                       ------------------------------

     To induce the Agent and the Lenders to enter into this Credit Agreement, to induce the Agent and the Lenders to cause the Issuing Bank to issue Letters of Credit and to induce the Lenders to make the Revolving Loans and other financial accommodations described herein, the Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties contained in this Article 6 are true, correct and complete. Such representations and warranties, and all other representations and warranties made by the Borrower in any other Credit Documents, shall survive the execution and delivery of this Credit Agreement and such other Credit Documents.

     6.1     Organization.  The Borrower is a corporation duly
             ------------
organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Borrower and each Subsidiary is qualified to do business and in good standing in every jurisdiction where the ownership of their respective properties or the nature of their respective businesses makes such qualification necessary except where the failure to be qualified or in good standing in the aggregate could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the names of the Subsidiaries of the Borrower, the jurisdiction in which each such Subsidiary is organized, the number of outstanding shares of each class of capital stock of such Subsidiary, the number of shares of each such class owned by the Borrower, or any Subsidiary of the Borrower, and the number of shares of each such class owned by any other Person, are as set forth in Schedule C, Part 6.1.

     6.2     Power and Authority; Enforceability.  The Borrower and
             -----------------------------------
each Subsidiary has all requisite corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted. The Borrower and each Significant Domestic Subsidiary has the legal capacity and authority to execute, deliver, and perform its obligations under the Credit Documents to which it is a party. All action on the part of the Borrower and each Significant Domestic Subsidiary necessary for the authorization, execution, delivery and performance of all obligations of the Borrower and such Significant Domestic Subsidiary under the Credit Documents to which it is a party has been taken. The Credit Documents to which the Borrower or any Significant Domestic Subsidiary is a party have been duly executed and delivered by, and are the legal, valid and binding obligations of the Borrower or such Significant Domestic Subsidiary, and each such document is enforceable against the Borrower or such Significant Domestic Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights in general and by general principles of equity, and each is in full force and effect.

     6.3     Financial Statements.  The Borrower has furnished the
             --------------------
Agent with the following financial statements, certified by the chief financial officer of the Borrower: (i) consolidating and consolidated balance sheets of the Borrower and its Subsidiaries as at the last day in each fiscal year in each of the years 1992 to 1994, inclusive, and consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Borrower and its Subsidiaries for each such year, all certified by Coopers & Lybrand (with respect to the consolidated statements) or prepared by the Borrower (with respect to the consolidating statements); and (ii) a consolidated balance sheet of the Borrower and its Subsidiaries as at March 30, 1995 and March 31, 1994 and consolidated statements of income, stockholders' equity and cash flows for the three-month period ended on each such date, prepared by the Borrower. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Borrower and its Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the condition of the Borrower and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Borrower and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the properties or assets, business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole since December 29, 1994.

     6.4     Actions Pending.  There is no action, suit,
             ---------------
investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, or any properties or rights of the Borrower or any of its Subsidiaries, by or before any court, arbitrator or Governmental Authority which could reasonably be expected have a Material Adverse Effect.

     6.5     Outstanding Debt.  Neither the Borrower nor any of its
             ----------------
Subsidiaries has outstanding any Debt except as permitted by
Section 8.3. There exists no default (nor any event which with the passage of time, the giving of notice or both would constitute a default) and, after giving effect to the transaction contemplated by this Credit Agreement, the other Credit Documents and each of the Related Transaction Documents, there will exist no default (nor any event which with the passage of time, the giving of notice or both would constitute a default) under the provisions of any instrument evidencing Debt of the Borrower or any Subsidiary or of any agreement relating thereto.

     6.6     Title to Properties.  The Borrower and each of its
             -------------------
Subsidiaries has good and indefeasible title to its respective real property (other than leased real property) and good title to all of its other respective Property, including the Property reflected in the balance sheet as at December 29, 1994 referred to in Section
6.3 (other than Property disposed of in the ordinary course of business), subject to no Lien of any kind except Permitted Liens. All leases necessary in any material respect for the conduct of the respective businesses of the Borrower and its Subsidiaries are valid and subsisting and are in full force and effect. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession of all leased property necessary in any material respect for the operation of its business, and none of the leases with respect thereto contains any unusual or burdensome provisions which might materially affect or impair the ability of the Borrower or its Subsidiaries to maintain the operations of the Borrower and its Subsidiaries (taken as a whole).

     6.7     Taxes.  The Borrower and each of its Subsidiaries has
             -----
filed all federal, state and other income tax returns which are required to be filed, (other than such tax returns where the consequence of a failure to file is immaterial), and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.
     6.8     Conflicting Agreements and Other Matters.  Neither the
             ----------------------------------------
Borrower nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the ability of the Borrower or its Subsidiaries to maintain the operations of the Borrower and its Subsidiaries (taken as a whole). Neither the execution nor delivery of any of the Credit Documents or any of the Related Transaction Documents, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens in favor of the Collateral Agent) upon any of the Property of the Borrower or any of its Subsidiaries pursuant to, the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower or any of its Subsidiaries is subject. Neither the Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Borrower or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its articles of incorporation or bylaws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Borrower or any Subsidiary including, without limitation, the Obligations and the obligations of the Significant Domestic Subsidiaries under the Guaranty Agreement, except as set forth in Schedule C, Part 8.7.

     6.9     Use of Proceeds.
             ---------------

     (a) Neither the Borrower nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Revolving Loans and no Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations G, T, U or X. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Credit Agreement to violate Regulations G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     (b) Borrower shall use the proceeds of the initial Revolving Loans made on the Closing Date to refinance in full the aggregate then outstanding principal balance of the Revolving Loans (as defined in the Prudential Revolving Credit Agreement).

     6.10     ERISA.  No accumulated funding deficiency (as defined
              -----
in Section 302 of ERISA and Section 412 of the Internal Revenue
Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Borrower, any of its Subsidiaries or any member of the Control Group to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower, any of its Subsidiaries or any member of the Control Group which is or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, any of its Subsidiaries nor any member of the Control Group has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to have a Material Adverse Effect. The execution and delivery of the Credit Documents by each of the Credit Parties will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code.

     6.11     Governmental Consent and Other Third Party Consents.
              ---------------------------------------------------
Neither the nature of the Borrower or of any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Borrower or any of its Subsidiaries and any other Person, nor any circumstance in connection with the financial accommodations contemplated by this Credit Agreement is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or Governmental Authority or other Person in connection with the execution and delivery of any of the Credit Documents, or fulfillment of or compliance with the terms and provisions hereof, other than filings and recordings necessary to perfect the Liens granted to the Collateral Agent under the Collateral Documents, all of which have been made.

     6.12     Environmental Compliance.  The Borrower and its
              ------------------------
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not reasonably be expected to have a Material Adverse Effect.

     6.13     Disclosure.  Neither this Credit Agreement, any other
              ----------
of the Credit Documents, any of the Related Transaction Documents, nor any other document, certificate or statement furnished to the Agent or any of the Lenders by or on behalf of the Borrower or any Subsidiary in connection herewith (including, without limitation, the Offering Memorandum) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the knowledge of the Borrower there is no fact peculiar to the Borrower or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Borrower can now foresee) materially adversely affect the properties or assets, business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries, taken as a whole, and which has not been set forth in this Credit Agreement or in the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby. The financial projections contained in the Memorandum are reasonable based on the assumptions stated therein and the best information available to the officers of the Borrower (provided that this representation shall not constitute a representation by the Borrower that any of such projections will be attained). The parties hereto acknowledge that the description of the terms of the financings described in the Offering Memorandum will be superseded by the actual terms therefor as contained in this Credit Agreement and the Related Transaction Documents.

     6.14     Regulatory Status.  Neither the Borrower nor any of
              -----------------
its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

     6.15     Permits and Other Operating Rights.  The Borrower and
              ----------------------------------
each of its Subsidiaries has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other Governmental Authorities having jurisdiction over such Borrower or such Subsidiary or any of its respective properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, subject to exceptions and deficiencies which do not materially affect the properties or assets, business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other Governmental Authorities having jurisdiction over the Borrower, any such Subsidiary or any of their Property are free from burdensome restrictions or conditions of an unusual character or restrictions or conditions materially adverse to the properties or assets, business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole, and neither the Borrower nor any Subsidiary is in violation of any thereof in any material respect.

     6.16     Absence of Other Liens.  Except with respect to
              ----------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any Property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     6.17     Security Interest.  As of the Closing Date, all
              -----------------
filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the Closing Date under the provisions of this Credit Agreement and the Collateral Documents to establish the Collateral Agent's security interest in the Collateral. As of the Closing Date, the Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Collateral Agent with respect to the Collateral). The Borrower and each of the Significant Domestic Subsidiaries party to any Collateral Document is the owner of the Collateral described therein free from any Lien, except for Permitted Liens.

     6.18     Locations of Collateral. The address of the principal
              -----------------------
place of business and the chief executive office of the Borrower and each of the Significant Domestic Subsidiaries is set forth on
Schedule II to the Security Agreement executed by such Person. The books and records of the Borrower and each of the Significant Domestic Subsidiaries, and all of their chattel paper and records of Accounts, are maintained exclusively at such locations. There is no location at which the Borrower or any of the Significant Domestic Subsidiaries has any Collateral other than those locations identified on Schedule II to the Security Agreement executed by such Person. All real property owned or leased by the Borrower and the Significant Domestic Subsidiaries is described in Exhibit A to the Mortgages executed by such Person, which Schedule sets forth, for each such location, a legal description, common address and, for leased property, the name and mailing address of the record owner of such leased property. All of the "Trademarks," "Copyrights," "Licenses" and "Patents" (as each such term is defined in the Intellectual Property Security Agreements) owned or licensed by the Borrower and each of the Significant Domestic Subsidiaries is set forth on Schedules A, B, C and D, respectively, to the Intellectual Property Security Agreement executed by such Person.


              ARTICLE 7.  AFFIRMATIVE COVENANTS.
                          ---------------------

     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

     7.1     Financial Reporting.  The Borrower shall timely
             -------------------
deliver to the Agent and each Lender the following information:

     (a)     Annual Financial Statements.  As soon as available,
             ---------------------------
but not later than 90 days after each fiscal year end: (i) the annual audited consolidated and unaudited consolidating Financial Statements of the Consolidated Entity; (ii) a comparison in reasonable detail to the prior year audited consolidated Financial Statements; (iii) the Auditors' opinion concerning the audited consolidated Financial Statements of the Consolidated Entity, which shall be reasonably acceptable to the Agent and the Lenders, shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with GAAP, that the examination of such Auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; (iv) a certificate of the Auditors stating that in making the audit necessary to the Auditors' opinion on the consolidated Financial Statements, they have obtained no knowledge of any Event of Default or Default, or if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof; provided, however, that the
                                 --------  -------
Auditors shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards; (v) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year, prepared by the chief financial officer of the Borrower (which requirement may be satisfied by delivery of the annual report on Form 10-K filed by the Borrower with the SEC and distributed to its stockholders and public debtholders); (vi) a letter substantially in the form of Exhibit J hereto from the Auditors stating that they have been informed that a primary intent of the Borrower was to have the professional services that the Auditors provided to the Borrower in preparing their report with respect to the annual audited Financial Statements was to benefit or influence the Lenders and identifying the Lenders as a party that the Borrower has indicated intends to rely on such professional services provided to the Borrower by the Auditors, and (vii) a compliance certificate substantially in the form of Exhibit K with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in
Article 8.

     (b)     Monthly and Annual Projections.  Not later than 45
             ------------------------------
days after each fiscal year end, beginning with the fiscal year ended December 28, 1995, monthly projections of the financial condition and results of operations of the Consolidated Entity for the next succeeding year and annual projections for the next two
(2) succeeding fiscal years thereafter, in each case containing projected consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity.

     (c)     Quarterly Financial Statements.  As soon as available,
             ------------------------------
but not later than 45 days after each end of each of the first three fiscal quarters of each fiscal year: (i) consolidated Financial Statements of the Consolidated Entity as of the fiscal quarter then ended, and for the fiscal year to date; (ii) a comparison in reasonable detail to the consolidated Financial Statements for the corresponding periods of the prior fiscal year;
(iii) the certification of the chief executive officer or chief financial officer of the Borrower that such consolidated Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal quarter and fiscal year to date, prepared by the chief financial officer of the Borrower (which requirement may be satisfied be delivery of the quarterly report on Form 10-Q filed by the Borrower with the SEC and distributed to its stockholders and public debtholders); and (v) a compliance certificate substantially in the form of Exhibit K with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Article 8.

     (d)     Special Reports.  Promptly upon receipt thereof, a
             ---------------
copy of each report submitted to the Borrower or any of its Subsidiaries by the Auditors in connection with any annual, interim or special audit made by the Auditors of the books of the Borrower or any of its Subsidiaries.

     (e)     SEC Reports.  The Borrower shall provide to the Agent
             -----------
and each Lender within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Borrower files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Borrower is not subject to Section 13 or 15(d) of the Exchange Act, the Borrower shall continue to file with the SEC, the Agent and the Lenders on the same timely basis such reports, information and other documents as the Borrower would file if the Borrower were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

     7.2     Collateral Reporting.  The Borrower shall timely
             --------------------
deliver to the Agent the following certificates and reports:

     (a)     Monthly Borrowing Base Certificates.  Monthly, within
             -----------------------------------
thirty-five (35) days after the last Business Day of each month, and at any other time requested by the Agent, a borrowing base certificate (the "Borrowing Base Certificate"), which shall be: (i) substantially in the form of Exhibit A, detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of each month, or as of such other date as the Agent may request; and (ii) prepared by or under the supervision of the Borrower's chief executive officer or chief financial officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory.
Each Borrowing Base Certificate shall have attached to it such additional schedules and other information as the Agent may reasonably request, including, without limitation, an aging of Accounts.

     (b)     Further Assurances.  When requested by the Agent, any
             ------------------
further information regarding the Collateral, business affairs and financial condition of the Borrower or any of its Subsidiaries.

     7.3     Notification Requirements.  The Borrower shall timely
             -------------------------
give the Agent and each of the Lenders the following notices:

     (a)     Notice of Defaults.  Promptly, and in any event within
             ------------------
five (5) Business Days after a Responsible Officer of the Borrower or any of its Subsidiaries becomes aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail.

     (b)     Collateral Matters.  At least thirty (30) Business
             ------------------
Days prior written notice to the Agent of any change in the location of any Collateral or in the location of the chief executive office or place of business of the Borrower or any of its Subsidiaries from the locations specified in the Security Agreement to which it is a party. At least twenty (20) Business Days prior to any such change, the Borrower shall cause to be executed and delivered to the Collateral Agent any financing statements, Collateral Access Agreements or other documents required by the Agent, all in form and substance satisfactory to the Agent.

     (c)     Notice of Suits, Adverse Change in Business, Etc.  The
             -------------------------------------------------
Borrower shall, and shall cause each of its Subsidiaries to, as soon as possible, and in any event within five (5) Business Days after any Responsible Officer of such Person learns of the following, give written notice to the Agent: (a) of any material proceedings (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted by or against such Person in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) that such Person's operations are not in full compliance with all requirements of applicable federal, state, local or foreign law, ordinance, rule, regulation or other governmental requirement, except for notices as to matters which either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (c) that, without limiting the foregoing clause (b), such Person is subject to a material federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, and (d) of any material adverse change in the business, operations, condition (financial or otherwise), properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

     7.4     Corporate Existence; Conduct of Business.  The
             ----------------------------------------
Borrower shall, and shall cause each of its Subsidiaries to, (a) continue to engage primarily in the material lines of business (as determined by Borrower in reasonable discretion) which the Borrower and Subsidiaries operate, respectively, as of the Closing Date, (b) preserve, renew and keep in full force and effect the corporate existence, and all material rights, privileges, franchises, permits and licenses of the Borrower and its Subsidiaries, respectively; provided, however, that (i) this clause (b) shall not prohibit a
--------  -------
merger otherwise permitted pursuant to Section 8.5 or Section 8.6 and (ii) neither the Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise or its corporate existence if the loss thereof could not reasonably be expected to have a Material Adverse Effect.

     7.5     Books and Records; Inspections.  The Borrower agrees
             ------------------------------
to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. The Borrower agrees that the Agent or its agents may enter upon the premises of the Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of a Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by the Agent, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of the Borrower with any officers, employees and directors of the Borrower or, in the presence of a Responsible Officer of the Borrower, with the Auditors. The Borrower agrees to pay the Expenses incurred by the Agent and its agents in connection with inspections and audits once each fiscal year of the Borrower prior to the occurrence of an Event of Default and for each such inspection and audit occurring after the occurrence and during the existence of an Event of Default.

     7.6     Insurance.  The Borrower shall insure and keep
             ---------
insured, and shall cause each Subsidiary to insure and keep insured, with financially sound and reputable insurers, so much of their respective Property and in such amounts as is usually and customarily insured by companies engaged in similar businesses with respect to Property of a similar character, and, in any event, as is required under the Collateral Documents with respect to maintenance of insurance. In the event the Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required to be maintained by any of the Collateral Documents or to pay any premium in whole or in part relating thereto, then the Agent or the Lenders, without waiving any Event of Default hereunder, may at any time (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums therefor and take any other action with respect thereto as the Agent or the Lenders deem advisable.

     7.7     Taxes.  The Borrower shall, and shall cause each of
             -----
its Subsidiaries to, pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of such Person's real and personal property taxes, assessments and charges and all of such Person's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against such Person, or payable by such Person, in each case when due and in such manner as to prevent any penalty from accruing or any Lien from attaching to its property (other than Liens for taxes not yet due and payable), provided that such Person shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and during the pendency of such good faith contest to delay or refuse payment thereof if such Person establishes adequate reserves to cover such contested taxes, assessments or charges.

     7.8     Compliance with Laws.  The Borrower agrees to comply,
             --------------------
and to cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, ordinances, rules, regulations and other requirements of Governmental Authorities (including, without limitation, Environmental Laws and ERISA), except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

     7.9     Maintenance of Property.  The Borrower shall, and
             -----------------------
shall cause each of its Subsidiaries to, maintain its Property in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this Section 7.9 shall prevent the Borrower of any of its Subsidiaries from discontinuing the operation and maintenance of any of its Property if such discontinuance is desirable in the conduct of its business and not disadvantageous in any material respect to the Lenders; provided, further, that nothing in this Section shall prevent the
--------  -------
Borrower or any of its Subsidiaries from discontinuing or disposing of any of its Property to the extent otherwise permitted by Section
8.5 or Section 8.9 hereof.

     7.10     Guaranties.  The Borrower covenants that, effective
              ----------
upon any Person becoming a Significant Domestic Subsidiary, the Borrower shall cause such Person to become a party to the Guaranty Agreement and execute and deliver a Security Agreement and all such agreements, instruments, documents, financing statements, mortgages, deeds of trust, leasehold mortgages and other written matter, and take such further action, as the Collateral Agent, the Agent or any of the Lenders may request in order to obtain a valid and perfected first priority Lien on all (or all but a de minimis
                                                       -- -------
amount of) such Person's Property (subject only to Permitted
Liens).

     7.11     Further Assurances.  The Borrower shall take, and
              ------------------
shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Collateral Agent on the Collateral. Without limiting the foregoing, the Borrower and each Subsidiary shall, at its own expense with respect to any real property acquired by it after the Closing Date, concurrently with such acquisition, execute, deliver and provide to the Collateral Agent such Mortgages and other documents as the Agent, the Lenders and the Collateral Agent may reasonably deem appropriate or advisable to create a first priority (subject to Permitted Liens) valid and perfected Lien in such Property in favor of the Collateral Agent.


              ARTICLE 8.  NEGATIVE COVENANTS.
                          ------------------
     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Borrower shall comply with, and, where required, shall cause each of its Subsidiaries to comply with, the following covenants:

     8.1     Certain Financial Covenants.
             ---------------------------

     (a)     Consolidated Tangible Net Worth.  The Borrower
             -------------------------------
covenants that it will not cause or permit Consolidated Tangible
Net Worth, at any time:

     (i) During each "Clause (i) Test Period" (as defined below) occurring during the period commencing on the Original Closing Date and ending on December 28, 1995, to be less than an amount (the "Clause (i) Amount") equal to (1) negative $37,000,000, plus (2) 50% of Consolidated Net Income for such
                  ----
     Clause (i) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the Borrower
     ----
     or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (i) Test Period; where "Clause (i) Test Period" means, at any time, the period (taken as one accounting period) commencing on March 30, 1995 and ending on the then most recently ended fiscal quarter of the Borrower;


          (ii) During each "Clause (ii) Test Period" (as defined below) occurring during the period commencing on December 29, 1995 and ending on December 26, 1996, to be less than an amount (the "Clause (ii) Amount") equal to (1) the greater of (X) the Clause (i) Amount at December 28, 1995, and
     (Y) negative $37,000,000, plus (2) 50% of Consolidated Net
                               ----
     Income for such Clause (ii) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by
                    ----
     the Borrower or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (ii) Test Period; where "Clause (ii) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 29, 1995 and ending on the then most recently ended fiscal quarter of the Borrower;

          (iii) During each "Clause (iii) Test Period" (as defined below) occurring during the period commencing on December 27, 1996 and ending on December 25, 1997, to be less than an amount (the "Clause (iii) Amount") equal to (1) the greater of
     (X) the Clause (ii) Amount at December 26, 1996, and (Y) negative $47,000,000, plus (2) 50% of Consolidated Net Income
                           ----
     for such Clause (iii) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by the
               ----
     Borrower or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iii) Test Period; where "Clause (iii) Test Period" means, at any time, the period (taken as a one accounting period) commencing on December 27, 1996 and ending on the then most recently ended fiscal quarter of the Borrower;

          (iv) During each "Clause (iv) Test Period" (as defined below) occurring during the period commencing on December 26, 1997 and ending on December 31, 1998, to be less than an amount (the "Clause (iv) Amount") equal to (1) the greater of (X) the Clause (iii) Amount at December 25, 1997, and (Y) negative $47,000,000, plus (2) 50% of Consolidated Net
                                   ----
     Income for such Clause (iv) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized by
                    ----
     the Borrower or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iv) Test Period; where "Clause (iv) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 26, 1997 and ending on the then most recently ended fiscal quarter of the Borrower; and

          (v) During each "Clause (v) Test Period" (as defined below) occurring after January 1, 1999 and thereafter, to be less than an amount equal to (1) the greater of (X) the Clause
     (iv) Amount at December 31, 1998, and (Y) negative $47,000,000, plus (2) greater of (X) 50% of Consolidated Net
                  ----
     Income for such Clause (v) Test Period (or zero in the case of a deficit), and (Y) $1,250,000 multiplied by the number of the Borrower's fiscal quarters that have ended during such clause
     (v) Test Period, plus (3) the amount of any net gain realized
                      ----
     by the Borrower or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (v) Test Period; where "Clause (v) Test Period" means, at any time, the period (taken as one accounting period) commencing on January 1, 1999 and ending on the then most recently ended fiscal quarter of the Borrower.


     (b)     Fixed Charge Coverage Ratio.  The Borrower covenants
             ---------------------------
that it will not cause or permit the ratio of (i) Consolidated Cash Flow for the twelve month period ending at the end of any fiscal quarter of the Borrower to (ii) Consolidated Fixed Charges for each such twelve month period to be less than the ratio set forth below for the period set forth below in which such fiscal quarter ends:

          Ratio                         Period
          -----               ----------------------------
          1.45:1              Original Closing Date through
                              December 28, 1995

          1.50:1              December 29, 1995 through
                              December 31, 1998

          1.55:1              January 1, 1999 and thereafter

provided, however, for purposes of determining Consolidated Cash
--------  -------
Flow for the calculation of the Fixed Charge Coverage Ratio only and notwithstanding any tax effect of such restructuring charges, restructuring charges in amounts not to exceed $3,500,000 and $1,500,000 shall be added back, each on a one-time basis, prior to December 25, 1997 and June 25, 1998, respectively, to the calculation of the Consolidated Net Income to the extent deducted therefrom.

     8.2     Limitation on Restricted Payments and Restricted
             ------------------------------------------------
Investments.
-----------

     (a) The Borrower covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Borrower or its Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Borrower or its Subsidiaries, other than dividends, distributions or payments payable or made solely in shares of Capital Stock in the Borrower of the same class held by such holders (other than Redeemable Stock) or in options, warrants or other rights to purchase such shares; (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Borrower or any Subsidiary; (iii) make any principal payment on, or purchase, redeem, repurchase, defease (including, but not limited to, in-substance or legal defeasance) or otherwise acquire or retire for value, prior to any stated or scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, any Restricted Debt (the foregoing actions, set forth in clauses (i) through (iii) being referred to as "Restricted Payments"); or (iv) make any Investment (the foregoing action being referred to as a "Restricted Investment"); unless at the time of, and immediately after giving effect to (determined on a pro forma
                                                        --- -----
basis), such proposed Restricted Payment or proposed Restricted
Investment:

          (1) no Default or Event of Default exists or would exist; and

          (2) (i) the aggregate amount expended for all Restricted Payments subsequent to March 30, 1995, plus (ii) the
                                                  ----
aggregate amount expended for all Restricted Investments made subsequent to March 30, 1995, does not exceed the sum of:

               (A)  50% (or minus 100% in the event of a deficit)
                            -----
     of Consolidated Net Income calculated on a cumulative basis for the period commencing on March 31, 1995 and continuing through the last day of the Borrower's fiscal quarter immediately preceding the Borrower's fiscal quarter in which the Restricted Payment or Restricted Investment, as the case may be, is proposed to be made; plus
                                     ----

               (B) the aggregate net cash proceeds received by the Borrower (i) from the issuance and sale (other than to a Subsidiary of the Borrower), after the Original Closing Date, of Capital Stock in the Borrower (other than Redeemable Stock), (ii) upon conversion after the Original Closing Date of any Debt of the Borrower that is, by its terms, convertible into Capital Stock (other than Redeemable Stock) in the Borrower (with the aggregate net cash proceeds being deemed to be the principal amount of the Debt so converted), or (iii) from the exercise for cash after the Original Closing Date of any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) in the Borrower; plus
                                                    ----

               (C)  $10,000,000;

provided, however, that in no event may Restricted Payments made
--------  -------
subsequent to March 30, 1995 exceed the sum of the amounts described in clause (A) and (B) above plus $5,000,000.

     (b) Notwithstanding clause (a) above, the provisions of this Section shall not prohibit:

          (i) (A) the payment by any Subsidiary of the Borrower of dividends or other distributions to the Borrower or a Wholly Owned Subsidiary of the Borrower or the redemption or repurchase by any such Subsidiary of any Capital Stock in such Subsidiary owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, or (B) the payment of pro rata dividends to holders of minority interests in the Capital Stock in a Subsidiary of the Borrower; provided, however, that, in the
                                 --------  -------
     case of clause (B) no Default or Event or Default has occurred and is continuing or would occur as a result thereof;

         (ii) (A) consummation of the 10.25% Notes Exchange, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof; (B) consummation of the exchange of Series B Securities for Series A Securities, and Series D Securities for Series C Securities, as contemplated by the Registration Rights Agreement; and (C) consummation of an exchange of Subsequent Second Priority Notes solely for Second Priority Notes;


        (iii) Investments in the amounts existing on the date hereof and specifically described on Schedule C, 8.2 attached hereto;

         (iv) Investments (subject to Section 7.10) by the Borrower in Wholly Owned Subsidiaries of the Borrower having lines of business that are substantially similar or materially related to the Borrower's lines of business existing on the Original Closing Date, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof; and

         (v)  Investments in Cash Equivalents;

        (vi) the acquisition, redemption or retirement of Capital Stock of the Borrower solely in exchange for (A) Capital Stock of the Borrower of the same class as the Capital Stock that is being acquired, redeemed or retired or (B) Common Stock of the Borrower; and


       (vii) the acquisition, redemption or retirement of Debt of the Borrower or its Subsidiaries (A) which is subordinated in right of payment to the Obligations solely in exchange for Common Stock of the Borrower, or (B) as part of a refinancing thereof permitted by Section 8.3(a)(xi).


     (c) Notwithstanding clause (b) above, the payments described in clause (b)(i)(B) above shall be included in any calculation of the sum of the amount of Restricted Payments.

     8.3  Limitation on Indebtedness.
          --------------------------

     (a) The Borrower covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly permit to exist, create, incur, issue, assume, guaranty or otherwise become liable with respect to, extend the maturity of or become responsible for the payment of, any Debt (including, without limitation, any Acquired Debt) other than:

          (i)   Debt of the Borrower evidenced by the First
     Priority Notes;

          (ii)  Debt of the Borrower evidenced by the 10.25% Notes;


          (iii) Debt of the Borrower evidenced by the Second Priority Notes and the Subsequent Second Priority Notes; provided, however, that (1) the aggregate principal amount of the Second Priority Notes and the Subsequent Second Priority Notes do not at any time exceed $50,000,000, (2) such Second Priority Notes and Subsequent Second Priority Notes have terms substantially identical to the 10.25% Notes and in any event no less favorable to the Borrower than those set forth in the 10.25% Notes and the 10.25% Notes Indenture (provided, however, that the Second Priority Notes and Subsequent Second Priority Notes may be secured by Liens that are Permitted Liens described in clause (xi) of the definition of Permitted Liens and the final maturity thereof may be prior to the final maturity of the 10.25% Notes, subject to clause (3) below),
     (3) the final maturity of such Second Priority Notes and Subsequent Second Priority Notes is not prior to June 15, 2000, and (4) without limiting the foregoing clause (3), such Second Priority Notes and Subsequent Second Priority Notes shall not have any scheduled principal installment or other principal payments due until after the final maturity of the First Priority Notes;


          (iv) the Obligations of the Borrower under this Credit Agreement;


          (v) Debt of the Borrower and certain Subsidiaries of the Borrower under the GECC Lease Documents (including any refinancings thereof) in an aggregate principal amount not to exceed the principal amount thereof outstanding as of the Original Closing Date less any scheduled amortization after
                           ----
     the Original Closing Date of such Debt when actually paid by the Borrower or its Subsidiaries; provided, however, that no
                                       --------  -------
     refinancing of such Debt under the GECC Lease Documents shall be permitted unless: (1) such refinancing Debt shall have an Average Life at the time such refinancing is incurred that is equal to or greater than the Average Life of the Debt to be refinanced; and (2) such refinancing Debt shall be in a principal amount not in excess of the principal amount of the Debt to be refinanced (including the amount (if any), up to $10,000,000, by which the Stipulated Loss Value exceeds the then outstanding principal amount of the Debt to be refinanced);

          (vi) Debt evidenced by guaranties made by the Borrower's Subsidiaries of the Debt described in clauses (i), (iii), (iv) and (v) of this Section 8.3;

           (vii) Debt of the Borrower or any of its Subsidiaries under Currency Agreements and Interest Rate Agreements; provided, that such Currency Agreements and Interest Rate
     --------
     Agreements do not increase the outstanding Debt of the Borrower other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (viii)     Debt of a Wholly Owned Subsidiary of the
     Borrower to the Borrower or another Wholly Owned Subsidiary of the Borrower;

          (ix) Debt of any Subsidiary of the Borrower existing on the Original Closing Date and described on Schedule C, Part
     8.3 hereto;

          (x) other Debt of any Subsidiary of the Borrower that directly refinances any Debt of such Subsidiary described in the immediately foregoing clause (ix); provided, however, that
                                            --------  -------
     (1) the principal amount of such refinancing Debt does not exceed the principal amount of the Debt to be refinanced, (2) the terms of such refinancing Debt are, in all material respects, no less favorable to such Subsidiary than the terms of the Debt to be refinanced, and (3) without limiting the foregoing clause (2) no refinancing Debt may be secured to any greater extent than is the Debt to be refinanced; provided,
                                                       --------
     further, that notwithstanding clause (1) above, the aggregate
     -------
     principal amount of Debt refinancing existing lines of credit of the Borrower's Subsidiaries may equal up to $10,000,000 (or the applicable foreign currency equivalent thereof (reasonably determined by the Borrower at the time any such refinancing Debt is incurred);

          (xi)     Debt of the Borrower or any of its Subsidiaries
     (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (B) arising under guarantees incurred in the ordinary course of business (and not in connection with the borrowing of money) with respect to suppliers, licensees, franchisees or customers of the Borrower or such Subsidiary;

           (xii) other Debt of the Borrower and its Subsidiaries (including, without limitations, Purchase Money Indebtedness and Acquired Debt); provided, however, that the aggregate
                         --------  -------
     outstanding principal amount thereof shall at no time exceed $15,000,000 (or the applicable foreign currency equivalent thereof reasonably determined by the Borrower at the time such Debt is incurred); provided, further, that the aggregate
                        --------  -------
     outstanding amount of Purchase Money Indebtedness to be incurred in connection with the purchase of any Property shall not exceed 90% of the cash purchase price to be paid for such Property; and


          (xiii) other Debt of the Borrower (not secured by any Lien);

provided, however, that at no time shall (1) Consolidated Senior
--------  -------
Debt be more than 52.5% of Consolidated Total Capitalization, or
(2) Consolidated Debt be more than 88% of Consolidated Total
Capitalization.

     (b) For purposes of determining any particular amount of Debt under this Section, Guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included.

     8.4     Limitation on Liens.  The Borrower covenants that it
             -------------------
shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien of any nature whatsoever on any of its Property (including, without limitation, Capital Stock), whether owned on the Original Closing Date or thereafter acquired, other than Permitted Liens.

     8.5     Limitation on Borrower Transfers, Mergers and
             ---------------------------------------------
Consolidations.  The Borrower covenants that it shall not (a)
--------------
directly or indirectly Transfer all or substantially all of its Property in a single transaction or series of transactions, or (b) merge or consolidate with any other Person unless, in the case of a merger or consolidation:

          (i) at the time of, and immediately after giving effect to (determined on a pro forma basis), such proposed
                                --- -----
     merger or consolidation, no Default or Event of Default exists or would exist after giving effect thereto (including, without limitation, any Event of Default resulting from a Change of Control); and

         (ii) the Borrower has delivered to the Agent a certificate of its chief executive or chief financial officer and a legal opinion acceptable to the Agent and Lenders, each stating that such consolidation or merger complies with this Section 8.5 and that all conditions precedent herein provided for with respect thereto have been completely satisfied.


     8.6     Limitation on Certain Asset Sales and Subsidiary
             ------------------------------------------------
Mergers.  Without limiting Section 8.5 above, the Borrower
-------
covenants that (i) it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Transfer any of its Property, and (ii) the Borrower shall not permit any of its Subsidiaries to merge or consolidate with any Person, except:

     (a) any Wholly-Owned Subsidiary of the Borrower may merge with, or sell all or substantially all of its Property to, the Borrower or another Wholly-Owned Subsidiary of the Borrower if at the time of and immediately after giving effect to (determined on a pro forma basis) such proposed transaction no Default or Event of Default exists or would exist after giving effect thereto;

     (b) the Borrower may Transfer assets to the extent permitted under Section 8.5 and may issue and sell its Capital
Stock subject to Section 9.1(f);

     (c) the Borrower or any such Subsidiary may sell inventory in the ordinary course of business and equipment that is determined to be obsolete in accordance with GAAP or concurrently replaced by equipment (not subject to any Lien other than Permitted Liens) of the same type having a fair market value at least equal to the fair market value of the equipment so replaced;

     (d)     the Borrower or any such Subsidiary (subject to clause
(f) below) may otherwise Transfer Property (excluding Capital Stock of Material Subsidiaries), and any such Subsidiary (subject to clause (f) below) may consummate a Transfer by Merger; provided
                                                       --------
that after giving effect thereto (1) the Percentage of Total Assets Transferred in any fiscal year of the Borrower (excluding assets described in clauses (a) and (c) above) shall not exceed 10%; and
(2) the Percentage of Total Assets Transferred (excluding assets described in clauses (a) and (c) above) at any time after the Original Closing Date on a cumulative basis shall not exceed 15%; and

     (e) the Borrower or any Subsidiary of the Borrower (subject to clause (f) below) may Transfer other Property (not constituting Capital Stock of any Material Subsidiary), and any Subsidiary of the Borrower (subject to clause (f) below) may consummate other Transfers by Merger if:

          (i) at the time of and immediately after giving effect to (determined on a pro forma basis) such proposed
                                --- -----
     Transfer of Property or Transfer by Merger (as the case may be) no Default or Event of Default exists or would exist;


          (ii) the consideration to be paid to the Borrower or such Subsidiary (as the case may be) is at least equal to the fair market value of the assets to be Transferred (or in the case of a Transfer by Merger, the fair market value of the Subsidiary subject thereto), in each case as reasonably determined by the Board of Directors; and


          (iii) the proceeds from such Transfer of Property or Transfer by Merger (net of Z) (x) reasonable expenses incurred by the Borrower or the Subsidiary (as the case may be) incidental thereto, (y) the amount of any taxes (reasonably determined by the Borrower in good faith) owing by the Borrower or such Subsidiary (as the case may be) as a result thereof, and (z) any mandatory repayment of permitted Debt (if any) secured by a Permitted Lien on the Property being Transferred that is prior to the Lien securing the Consolidated Secured Debt) are immediately applied to redeem or otherwise repay the Obligations and the other Consolidated Secured Debt outstanding at such time, such application of proceeds to be made pro rata to the holders of the
                         --- ----
     Consolidated Secured Debt based on the then outstanding principal amount or outstanding amount of unpaid reimbursement obligations (with respect to draws on the Letters of Credit) of each such holder's holding of Consolidated Secured Debt (or, in the case of Prudential, the "Revolving Commitment," as defined in the Collateral Agency Agreement) in proportion to the aggregate amount of Consolidated Secured Debt then outstanding (or, in the case of Prudential, the "Revolving Commitment," as defined in the Collateral Agency Agreement); provided, however, that such redemption or repayment pursuant
     --------  -------
     to this clause (3) shall be deferred until the amount of proceeds to be so redeemed and otherwise repaid equals or exceeds $5,000,000 with any such lesser amounts not used for redemption or repayment to be aggregated with proceeds subsequently received from Transfers to be utilized for redemption or repayment at such point as such aggregate amount equals or exceeds $5,000,000. The Borrower shall make each redemption or other repayment required under Section 8.6(e)(iii) no later than the Business Day following the Transfer of Property or Transfer by Merger giving rise thereto.

     (f)     Notwithstanding anything to the contrary in this
Section 8.6, the Borrower shall not permit any Material Subsidiary, directly or indirectly, to Transfer all or substantially all of its assets in a single transaction or series of related transactions or to merge or consolidate with any Person other than as permitted under Section 8.6(a).

     8.7  Limitation on Payment Restrictions Affecting
          --------------------------------------------
Subsidiaries.  The Borrower covenants that it shall not, and shall
------------
not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction which by its terms expressly restricts the ability of any Subsidiary of the Borrower to: (a) pay dividends or make any other distributions on the Capital Stock in such Subsidiary or any other interest or participation in, or measured by, its profits owned by, or pay any Debt owed to, the Borrower or any such Subsidiary, (b) make any loans or advances to the Borrower or any such Subsidiary or (c) transfer any of its Property to the Borrower or to any such Subsidiary, except for (i) such encumbrances or restrictions existing under or by reason of any encumbrance or restriction existing by reason of applicable law; (ii) such encumbrances or restrictions existing on the Original Closing Date and described in reasonable detail on Schedule C, Part 8.4 hereto, including, without limitation, any encumbrances or restrictions under Debt of the Borrower or any of its Subsidiaries listed on Schedule C, Part 8.3; (iii) such encumbrances or restrictions as may exist under refinancing Debt permitted under Section 8.3(a)(xi); provided, however, that any
                                    --------  -------
such encumbrances or restrictions are, in no material respect, any more onerous to the Borrower or such Subsidiary than the encumbrances or restrictions included in the Debt to be refinanced;
(iv) such encumbrances or restrictions as may exist under any Acquired Debt at the time incurred by the Borrower or such Subsidiary; provided, however, that such encumbrances or
            --------  -------
restrictions are, in no material respect, any more onerous to the Borrower or such Subsidiary as the then existing most onerous such encumbrances and restrictions applicable to the Borrower or such Subsidiary; (v) the provisions of any lease governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Borrower or such Subsidiary that restrict in a customary manner transfer, subleasing or assignment; and (vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

     8.8  Transactions with Affiliates.
          ----------------------------

     (a) The Borrower covenants that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, any purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service), with any Affiliate of the Borrower or of any Subsidiary of the Borrower unless the terms of such transaction or series of related transactions are no less favorable to the Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided,
                                                        --------
however, that in addition to the foregoing, any such transaction
-------
(or series of related transactions), other than Exempted Transactions, that has a fair market value to the Borrower or such Subsidiary of $10,000,000 or more shall be deemed to be on terms no less favorable to the Borrower or such Subsidiary than those obtainable at the time of the transaction from a Person who is not such an Affiliate only if the Board of Directors of the Borrower receives and delivers to the Agent, prior to such transaction, a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Borrower or such Subsidiary from a financial point of view.

     (b) The provisions set forth in clause (a) above shall not apply to (i) the payment of fees, salaries or other amounts to DPK in accordance with the express terms of the Management Agreement; provided, however, that the aggregate amount of all such fees,
--------  -------
salaries and other amounts shall not exceed $5,000,000 (determined without regard to the value of options to purchase the Borrower's Common Stock) in the aggregate in any consecutive twelve month period, (ii) any transaction between the Borrower and any of its Wholly Owned Subsidiaries, (iii) the payment of reasonable and customary fees (including options to purchase the Borrower's Common Stock) to directors of the Borrower or any of the Subsidiaries of the Borrower who are not employees of the Borrower or any Subsidiary of the Borrower as the same may be deemed advisable or appropriate by the Board of Directors, or (iv) loans or advances to officers, members of the Board of Directors and employees of the Borrower or any of its Subsidiaries for travel, entertainment or moving and other relocation expenses made in the ordinary course of business of the Borrower and its Subsidiaries as the same may be deemed advisable or appropriate by the Board of Directors.

     8.9     Limitations on the Sale of Stock and Debt of
             --------------------------------------------
Subsidiaries.  The Borrower covenants that it shall not, and shall
------------
not permit any of its Subsidiaries to, sell or otherwise dispose of, or part with control of, any Capital Stock (other than directors' qualifying shares or nominee shares) or Indebtedness of any Subsidiary of the Borrower, except to the Borrower or a Wholly Owned Subsidiary of the Borrower, and except that all Capital Stock and Indebtedness of any such Subsidiary may be sold as an entirety provided that (a) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any Capital Stock or Indebtedness of any other Subsidiary (unless all of the Capital Stock and Indebtedness of such other Subsidiary are simultaneously being sold), and (b) such sale would be permitted by Section 8.5 and
Section 8.6; provided, further, that this Section 8.9 shall not be
             --------  -------
deemed to prohibit the Borrower or any Subsidiary of the Borrower from making any Investment (including, without limitation, Investments in a Person such that after giving effect thereto such Person may be less than a Wholly-Owned Subsidiary of the Borrower) permitted by Section 8.2.

     8.10     Sale and Lease-Back Transactions.  The Borrower
              --------------------------------
covenants that it shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

     8.11     Sale or Discount of Receivables.  The Borrower
              -------------------------------
covenants that it shall not, and shall not permit any of its Subsidiaries to, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     8.12     Pension Plan Funding Deficiency.  The Borrower
              -------------------------------
covenants that it shall not, and shall not permit any member of the Control Group to, on or after the Original Closing Date (a) incur or permit to exist any accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412(a) of the Internal Revenue Code, or (b) incur any liability (other than for premiums due but not yet paid) to the Pension Benefit Guaranty Corporation, in either case in connection with any Title IV Plan which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     8.13     Limitation on Issuance and Sale of Capital Stock of
              ---------------------------------------------------
Subsidiaries.  The Borrower covenants that it shall not (a) permit
------------
any Subsidiary of the Borrower to issue or sell any Capital Stock in such Subsidiary other than to the Borrower or a Wholly Owned Subsidiary of the Borrower or (b) permit any Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower to hold any Capital Stock issued after the Original Closing Date in any Subsidiary of the Borrower; provided, however, that the Borrower or
                            --------  -------
any Subsidiary of the Borrower may sell Common Stock to the extent permitted under Section 8.6.

     8.14     Limitation on Fiscal Year Changes.  The Borrower
              ---------------------------------
covenants that it shall not change its fiscal year end from the last Thursday in each December of each year nor shall it make any change to its corresponding fiscal quarter end; provided, however,
                                                --------  -------
that the Borrower may make a one time change in its fiscal year end to December 31 of each year (a "Fiscal Year Change") so long as (a) its fiscal quarter end is concurrently changed to the last day of each calendar quarter and (ii) the Borrower gives not less than 5 Business Days prior notice thereof to the Agent. Upon and after the effectiveness of the Fiscal Year Change (if any) and as to all periods after (but not before) such Fiscal Year Change: (a) the references in Section 8.1(a) to "December 25," "December 26," "December 27," "December 28" and "December 29" shall automatically be deemed to be a reference to "December 31;" and (b) the references in Section 8.1(b) to "December 27," "December 28" and "December 29" shall automatically be deemed to be a reference to "December 31."

     8.15     Limitation of Payments on First Priority Note and
              -------------------------------------------------
Subsequent First Priority Notes.  The Borrower covenants that it
-------------------------------
shall not, directly or indirectly, make any principal payment on or purchase, redeem, repurchase, defease (including but limited to, in-substance or legal defeasance) or otherwise acquired or retire for value, prior to any stated or scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, any First Priority Notes or Subsequent First Priority Notes other than pursuant to Section 3.09 and 4.06(e)(3) of the First Priority Notes Indenture (as in effect on the Original Closing Date).


       ARTICLE 9.  EVENTS OF DEFAULT AND REMEDIES.
                   ------------------------------

     9.1     Events of Default.  The occurrence of any of the
             -----------------
following events shall constitute an Event of Default hereunder:

     (a)     Failure to Pay Principal.  The Borrower shall fail to
             ------------------------
make any principal payment when the same shall become payable hereunder.

     (b)     Failure to Pay Other Obligations.  The Borrower shall
             --------------------------------
fail to pay any Obligation (other than principal payments) for more than five (5) days after the same shall become payable hereunder.

     (c)     Breach of Certain Covenants.  The Borrower shall fail
             ----------------------------
to comply with any covenant contained in Article 8 hereof.

     (d)     Breach of Representation or Warranty.  Any
             ------------------------------------
representation or warranty made by any Credit Party or by any Responsible Officer thereof in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

     (e)     Breach of Other Covenants.  Any Credit Party shall
             -------------------------
fail to comply with any covenant, condition or agreement contained in this Credit Agreement or any other Credit Document, other than as set forth in Sections 9.1(a), (b) or (c), and such failure shall continue for thirty (30) days after any Responsible Officer of the Borrower learns thereof.

     (f)     Change of Control.  A Change of Control shall occur.
             -----------------

     (g)     Cross Default.  The Borrower or any Subsidiary of the
             -------------
Borrower defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on the 10.25% Notes, the First Priority Notes, the Subsequent First Priority Notes (if any), the Second Priority Notes (if any), the Subsequent Second Priority Notes (if any), any loan under the Prudential Revolving Credit Agreement, any Capital Lease Obligation under the GECC Lease Documents or any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit or any obligation to pay or reimburse any Person for any amount paid under any letter of credit, any proposal, bid, performance or other bond, or under any indemnity agreement) beyond any period of grace provided with respect thereto, or the Borrower or any such Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Borrower or any such Subsidiary) prior to any stated maturity, provided that, except in respect of the 10.25% Notes, the First Priority Notes, the Subsequent First Priority Notes (if any), the Second Priority Notes (if any), the Subsequent Second Priority Notes (if any), the loans under the Prudential Revolving Credit Agreement and the Capital Lease Obligation under the GECC Lease Documents, the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Borrower or any Subsidiary) shall occur and be continuing exceeds $5,000,000.

     (h)     Insolvency Event.  The Borrower or any Material
             ----------------
Subsidiary shall become the subject of an Insolvency Event.

     (i)     Judgments.  One or more judgments or orders in an
             ---------
aggregate amount in excess of $5,000,000 (net of cash proceeds actually received by, or paid on behalf of, the Borrower or any Material Subsidiary of the Borrower with respect to such judgments or orders) are rendered against the Borrower or any Material Subsidiary of the Borrower and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

     (k)     Defaults Under Other Credit Documents.  The occurrence
             -------------------------------------
of any "Event of Default" (as defined in any other Credit Document) or the breach of any covenant, warranty or agreement set forth in any other Credit Document, which Event of Default or breach continues beyond any period of grace therein provided.

     (l)     Unenforceability of Guaranty.  The Guaranty Agreement
             ----------------------------
shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty Agreement, or any guarantor thereunder shall fail to comply with any of the terms or provisions of the Guaranty Agreement or denies that it has any further liability under the Guaranty Agreement, or gives notice to such effect.

     (m)     Collateral.  The Collateral Agent shall cease to
             ----------
possess at any time a valid, first priority (subject to Permitted
Liens) perfected Lien in and on any of the Collateral (other than
Collateral having a de minimis value).
                    -- -------

     (n)     Termination Event.  Any Termination Event occurs.
             -----------------

     9.2     Acceleration, Termination of Commitments and Cash
             -------------------------------------------------
Collateralization.  Upon the occurrence and during the continuance
-----------------
of any Event of Default, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower:

     (a)     Acceleration.  Upon the written request of the
             ------------
Majority Lenders, and by delivery of written notice to the Borrower from the Agent, all Obligations shall be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(h) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Borrower) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

     (b)     Termination of Commitments.  Upon the written request
             --------------------------
of the Majority Lenders, and by delivery of written notice to the Borrower from the Agent, the Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is waived in accordance with Section 11.11, in which case the Commitments shall be automatically reinstated.

     (c)     Cash Collateralization.  On demand of the Agent or the
             ----------------------
Majority Lenders, and subject to the terms of the Collateral Agency Agreement, the Borrower shall immediately deposit in the Cash Collateral Account maintained by the Collateral Agent, for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 110% of the greatest amount drawable thereunder. Such deposit shall be held by the Collateral Agent and disbursed to the Agent in accordance with the terms of the Collateral Agency Agreement to reimburse the Issuing Bank for the amount of each drawing made under such Letters of Credit, as and when each such drawing is made.

     9.3     Rescission of Acceleration.  After acceleration of the
             --------------------------
maturity of the Obligations, if the Borrower pays all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 11.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and direct the Collateral Agent to return any cash collateral deposited with the Collateral Agent pursuant to Section 9.2(c). (This Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrower, even if the described conditions for the Majority Lenders' election may be met.)

     9.4     Remedies.  Upon the occurrence and during the
             --------
continuance of an Event of Default, upon the written request and at the direction of the Majority Lenders, the Agent may direct the Collateral Agent, in accordance with the terms of the Collateral Agency Agreement, to exercise any rights and remedies available to the Collateral Agent under applicable law (including under the Code) and under the Collateral Documents. The foregoing rights and remedies are not intended to be exhaustive and the full or partial exercise of any right or remedy shall not preclude the full or partial exercise of any other right or remedy available under this Credit Agreement, any other Credit Document, or the Collateral Agency Agreement, at equity or at law.

     9.5     Right of Setoff.  In addition to and not in limitation
             ---------------
of all rights of offset that any Lender or the Issuing Bank may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender or the Issuing Bank has made any demand or the Obligations of any Credit Party have matured, each Lender and the Issuing Bank shall have the right, subject to the terms of the Collateral Agency Agreement, to appropriate and apply to the payment of the Obligations of such Credit Party all deposits and other obligations then or thereafter owing by such Lender or the Issuing Bank to such Credit Party. Each Lender exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall, subject to the terms of the Collateral Agency Agreement, be shared by the Lenders in accordance with Section 3.5.

     9.6     Application of Proceeds; Surplus; Deficiencies.  The
             ----------------------------------------------
net cash proceeds resulting from the Collateral Agent's exercise of any of the foregoing rights against any Collateral that are disbursed to the Agent pursuant to the terms of the Collateral Agency Agreement (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order set forth in Section 4.10. The Borrower shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrower or its successors or assigns, any surplus resulting therefrom.


                 ARTICLE 10.  THE AGENT.
                              ---------

     10.1     Appointment of Agent.
              --------------------

     (a) Each Lender and the Issuing Bank hereby designates BTCC as its Agent and irrevocably authorizes the Agent to take action on its behalf under the Credit Documents and the Collateral Agency Agreement, to exercise the powers and perform the duties described therein, and to exercise such other powers reasonably incidental thereto. The Agent may perform any of its duties through its agents or employees.

     (b) Other than the Borrower's rights under Section 10.8, this Article 10 is for the benefit of the Agent and the Lenders only. The Agent shall act only for the Lenders and assumes no obligation to or agency or trust relationship with any Credit Party.

     10.2     Nature of Duties of Agent.  The Agent has no duties
              -------------------------
or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have a fiduciary relationship to any Lender or any participant of any Lender.

     10.3     Lack of Reliance on Agent.  Independently and without
              -------------------------
reliance upon the Agent, each Lender has made and shall continue to make its own independent investigation and analysis of the content and validity of the Credit Documents and the Collateral Agency Agreement or of the performance and creditworthiness of the Credit Parties thereunder. The Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters, unless specifically requested to do so in writing by a Lender.

     10.4     Certain Rights of the Agent.  The Agent may request
              ---------------------------
instructions from the Majority Lenders at any time. If the Agent requests instructions from the Majority Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Majority Lenders before such action or inaction. No Lender shall have any right of action based upon the Agent's action or inaction in response to instructions from the Majority Lenders.

     10.5     Reliance by Agent.  The Agent may rely upon written
              -----------------
or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including, for matters concerning the Borrower, counsel for the Borrower), independent public accountants and other experts selected by it and shall have no liability for action or inaction in good faith based upon such advice.

     10.6     Indemnification of Agent.  Each Lender agrees to
              ------------------------
reimburse and indemnify the Agent, to the extent of its Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to the Credit Documents and the Collateral Agency Agreement, unless resulting from the Agent's gross negligence or willful misconduct.

     10.7     BTCC in its Individual Capacity.  In its individual
              -------------------------------
capacity, BTCC shall have the same rights and powers hereunder as any other Lender and may exercise them as though it was not performing the duties specified herein as Agent. The terms "Lenders," "Majority Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include BTCC in its individual capacity. BTCC and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

     10.8     Successor Agent.
              ----------------

     (a) The Agent may, upon five Business Days' notice to the Lenders and the Borrower, resign by giving written notice thereof to the Lenders and the Borrower. The Agent's resignation shall be effective upon the appointment of a successor Agent.

     (b) Upon receipt of the Agent's resignation, the Majority Lenders may appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing at the time of such appointment, the successor Agent shall be subject to approval by the Borrower, which approval shall not to be unreasonably withheld and shall be delivered to the Majority Lenders within five Business Days after the Borrower's receipt of notice of a proposed successor Agent. If a successor Agent has not accepted its appointment within fifteen Business Days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

     (c) Upon its acceptance of the agency hereunder, a successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. The retiring Agent shall continue to have the benefit of this Article 10 for any action or inaction while it was Agent.

     10.9     Collateral Matters.
              ------------------

     (a) Each Lender authorizes and directs the Agent to enter into the Collateral Agency Agreement for the benefit of the Lenders. Except as otherwise set forth herein, any action or exercise of powers by the Majority Lenders under the Credit Documents and the Collateral Agency Agreement, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Prior to an Event of Default, without notice to or consent from any Lender, the Agent may direct the Collateral Agent, in accordance with the terms of the Collateral Agency Agreement and subject to the limitations set forth therein, to take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

     (b) The Agent is authorized to direct the Collateral Agent, in accordance with the terms of the Collateral Agency Agreement and subject to the limitations set forth therein, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction of all of the Obligations,
(ii) upon receipt of the proceeds of sales of the Collateral permitted hereunder or (iii) if the release can be and is approved by the Majority Lenders. The Agent may request and the Lenders will provide confirmation of the Agent's authority to direct the Collateral Agent, in accordance with the terms of the Collateral Agency Agreement and subject to the limitations set forth therein, to release particular types or items of Collateral.

     (c) The Agent shall have no obligation to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries, that such Collateral is cared for, protected or insured, or that the Liens in the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders, and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

     10.10  Actions with Respect to Defaults.  In addition to the
            --------------------------------
Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders. Until the Agent shall have received such directions, the Agent may act (or not act) as it deems advisable and in the best interests of the Lenders.

     10.11  Protection of Collateral.  If the Borrower fails to (a)
            ------------------------
maintain in force and pay for any insurance policy or bond which the Borrower is required to provide pursuant to any of the Credit Documents, (b) keep the Collateral in good repair and operating condition in accordance with the provisions of any of the Credit Documents, (c) keep the Collateral free from any Liens other than Permitted Liens, (d) pay when due all taxes, levies and assessments except as otherwise provided pursuant to the terms of any of the Credit Documents, (e) make all payments and perform all acts on the part of the Borrower to be paid or performed with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral and (f) keep fully and perform promptly any other of the obligations of the Borrower under the Credit Documents, then the Agent or the Lenders, at its or their option, may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgements based thereon or otherwise make good any other such failure of the Borrower. The Borrower shall reimburse the Agent and the Lenders promptly upon demand for all sums paid or advanced on behalf of the Borrower for any such purpose, together with reasonable and/or necessary cost and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection therewith and interest on all sums advanced from the date of advancement until repaid to the Agent at the rate specified in
Section 4.4. All such sums advanced by the Agent and the Lenders, with interest thereon, immediately upon advancement thereon, shall be deemed to be part of the Obligations.


                   ARTICLE 11.  MISCELLANEOUS.
                                --------------

     11.1     GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND
              -------------
ENFORCEMENT OF THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

     11.2     SUBMISSION TO JURISDICTION.  ALL DISPUTES AMONG THE
              --------------------------
BORROWER AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL
--------  -------
HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

     11.3     SERVICE OF PROCESS.  THE BORROWER HEREBY IRREVOCABLY
              ------------------
AGREES THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE AFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 11.7.

     11.4     JURY TRIAL.  THE BORROWER, THE AGENT AND THE LENDERS
              ----------
EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.  INSTEAD, ANY
DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

     11.5     LIMITATION OF LIABILITY.  NEITHER THE AGENT NOR ANY
              ------------------------
LENDER SHALL HAVE ANY LIABILITY TO THE BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     11.6     Delays.  No delay or omission of the Agent or the
              ------
Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

     11.7     Notices.  Except as otherwise provided herein, all
              -------
notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to BT Commercial Corporation, 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Credit Department, if to the Borrower, then to Envirodyne Industries, Inc., 701 Harger Road, Suite 190, Oak Brook, Illinois 60521,
Attention: General Counsel, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent or any of the Lenders, at (312) 993-8096, and if to the Borrower, at
(708) 571-0959. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

     11.8     Assignments and Participation.
              -----------------------------

     (a)     Borrower Assignment.  The Borrower shall not assign
             -------------------
this Credit Agreement, or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

     (b)     Lender Assignments.  Each Lender may assign to one or
             ------------------
more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent and the consent of the Borrower (which shall not be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of Exhibit L (an "Assignment and Assumption Agreement"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $2,500. No such assignment shall be for less than $5,000,000 of the Commitments unless it is to another Lender. (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrower, the Agent or any other Lender.)

     (c)     Agent's Register.  The Agent shall maintain a register
             ----------------
of the names and addresses of the Lenders, their Commitments, and the principal amount of their Revolving Loans (the "Register").
The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes, the Agent will give prompt notice thereof to the Borrower and deliver to the Borrower a copy of the Assignment and Assumption Agreement and the surrendered Revolving Note or Revolving Notes. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent a new Revolving Note or Revolving Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such new Revolving Note or Revolving Notes shall re-evidence the Indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be dated as of the Original Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

     (d)     Lender Participation.  Each Lender may sell a
             --------------------
participation (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of any provision of this Credit Agreement or any of the other Credit Documents.

     11.9     Confidentiality.  Each Lender agrees that it will use
              ---------------
its reasonable best efforts not to disclose without the prior consent of the Borrower any information with respect to the Borrower or any of its Subsidiaries which is furnished or otherwise obtained by the Agent or any of the Lenders pursuant to this Credit Agreement or any of the Collateral Documents and which is clearly designated by the Borrower to the Lenders in writing as confidential; provided, that any Lender may disclose any such
              --------  ----
information (a) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law, and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Commitments or any interest therein by such Lender.

     11.10  Indemnification.  The Borrower hereby indemnifies and
            ---------------
agrees to defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of
(a) any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement or the transactions contemplated hereby, (ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any use of the proceeds of the Revolving Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any remedial or other action taken by the Borrower or any of the Lenders in connection with compliance by the Borrower or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

     11.11  Amendments and Waivers.  No amendment or waiver of any
            ----------------------
provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Majority
Lenders (or by the Agent on their behalf), except that:

     (a) the consent of all the Lenders is required to (i) increase the Commitments, (ii) reduce the principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent or the Issuing Bank),
(iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or waive this Section 11.11(a), or change the definition of Majority Lenders or (vi) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, direct the Collateral Agent to release any Liens in favor of the Lenders on any of the Collateral; and

     (b) the consent of the Agent or the Issuing Bank, as the case may be, shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document, in addition to the consent of the Lenders otherwise required by this section.

The consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 10 (other than Section 10.8). The Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Commitments.

     11.12  Counterparts and Effectiveness.  This Credit Agreement
            ------------------------------
and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.7 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     11.13  Severability.  In case any provision in or obligation
            ------------
under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     11.14  Maximum Rate.  Notwithstanding anything to the contrary
            ------------
contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control over every other provision of this Credit Agreement, the other Credit Documents, and all agreements among the Borrower, the Agent and the Lenders.

     11.15  Entire Agreement; Successors and Assigns.  This Credit
            ----------------------------------------
Agreement and the other Credit Documents constitute the entire agreement among the Borrower, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrower, the Agent and the Lenders and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed in Chicago, Illinois, and delivered by their proper and duly authorized officers as of the date set forth above.

                              BORROWER:

                              ENVIRODYNE INDUSTRIES, INC.,
                              a Delaware corporation


                              By:
                                  -------------------------
                              Title:



                              AGENT:

                              BT COMMERCIAL CORPORATION,
                              as Agent


                              By:
                                   Senior Vice President


                              LENDERS:

                              BT COMMERCIAL CORPORATION


                              By:
                                   Senior Vice President

                             ANNEX 1
                                TO
                         CREDIT AGREEMENT
                     DATED AS OF JUNE 1, 1998


                List of Lenders; Commitment Amounts;
                  and Applicable Lending Offices


1.   BT COMMERCIAL CORPORATION
     233 South Wacker
     Suite 8400 - Sears Tower
     Chicago, IL 60606

     Commitment Amount:                 $30,000,000
     ------------------

     Domestic Lending Office:           BT COMMERCIAL CORPORATION
     -----------------------            233 South Wacker
                                        Suite 8400 - Sears Tower
                                        Chicago, IL 60606


     LIBOR Lending Office:              BT COMMERCIAL CORPORATION
     --------------------               233 South Wacker
                                        Suite 8400 - Sears Tower
                                        Chicago, IL 60606

                                             Chicago, Illinois
                                                  June 1, 1998

                  COUNTERPART SIGNATURE PAGE

     Reference is hereby made to (a) that certain Amended and Restated Credit Agreement dated as of June 1, 1998 (the "Credit Agreement"), among ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Borrower"), BT COMMERCIAL CORPORATION, a Delaware corporation ("BTCC") together with certain other financial institutions from time to time parties thereto as lenders (collectively, "Lenders") and BTCC, acting in its capacity as agent thereunder (in such capacity, the "Agent") for itself and the other Lenders, pursuant to which, among other things, the Lenders have refinanced on the date hereof all of the Secured Obligations constituting "Revolving Loans" (as defined in the Collateral Agency Agreement referred to below); and (b) that certain Intercreditor and Collateral Agency Agreement dated as of June 20, 1998 (the "Collateral Agency Agreement"), among Borrower, BTCC, Agent, Prudential and the First Priority Notes Indenture Trustee. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Collateral Agency Agreement.

     Pursuant to Section 17(b) of the Collateral Agency Agreement, the Agent hereby acknowledges and agrees that attachment by Agent of this executed counterpart signature page to the copy of the Collateral Agency Agreement attached hereto, and subsequent delivery thereof by Agent to the Collateral Agent, the Agent, for and on behalf of the Lenders, hereby (i) becomes a signatory to the Collateral Agency Agreement and (ii) from and after the date set forth above, (x) acknowledges and agrees to be bound by the respective terms and provisions thereof and (y) assumes, in its capacity as a Refinancing Person, the obligations of the Revolving Lender thereunder with respect to the Revolving Loans refinanced by the Lenders under the Credit Agreement.

                              BT COMMERCIAL CORPORATION,
                              as Agent


                              By:
                                  -----------------------
                                   Senior Vice President

                     TABLE OF CONTENTS

                                                              Page

SECTION 1A  AMENDMENT AND RESTATEMENT OF ORIGINAL
            CREDIT AGREEMENT; NO NOVATION

SECTION 1B  NATURE OF REVOLVING LOANS AND THIS AGREEMENT

ARTICLE 1.  DEFINITIONS
            1.1     General Definitions
            1.2     Accounting Terms and Determinations
            1.3     Other Terms; Headings

ARTICLE 2.  LETTERS OF CREDIT
            2.1     Issuance of Letters of Credit
            2.2     Terms of Letters of Credit
            2.3     Notice of Issuance
            2.4     Lenders' Participation
            2.5     Payments of Amounts Drawn Under Letters of
                    Credit

            2.6     Payment by Lenders
            2.7     Nature of Issuing Bank's Duties
            2.8     Obligations Absolute
            2.9     Agent's Execution of Applications and Other
                    Issuing Bank Documentation; Reliance on
                    Credit Agreement by Issuing Bank
            2.10    Additional Payments

ARTICLE 3.  REVOLVING LOANS                                    36
            3.1     Revolving Credit Commitments
            3.2     Borrowing of Revolving Loans
            3.3     Notice of Request for Lender Advances.
            3.4     Periodic Settlement of Agent Advances;
                    Interest and Fees; Statements.
            3.5     Sharing of Payments
            3.6     Defaulting Lenders

ARTICLE 4.  COMPENSATION, REPAYMENT AND
            REDUCTION OF COMMITMENTS
            4.1     Interest on Revolving Loans
            4.2     Unused Line Fees.
            4.3     Letter of Credit Fees
            4.4     Interest After Event of Default
            4.5     Expenses
            4.6     Mandatory Payment; Reduction of
                    Commitments
            4.7     Maintenance of Loan Account; Statements of
                    Account
            4.8     Payment Procedures
            4.9     Collection of Accounts
           4.10 Distribution and Application of Collections and other Amounts
           4.11     Calculations
           4.12     Special Provisions Relating to LIBOR Rate
                    Loans

ARTICLE 5.  CONDITIONS PRECEDENT
            5.1     Conditions Precedent to Initial Letter of
                    Credit
            5.2     Conditions Precedent to all Letters of
                    Credit

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES
            6.1     Organization
            6.2     Power and Authority; Enforceability
            6.3     Financial Statements
            6.4     Actions Pending
            6.5     Outstanding Debt
            6.6     Title to Properties
            6.7     Taxes
            6.8     Conflicting Agreements and Other Matters
            6.9     Use of Proceeds
           6.10     ERISA
           6.11     Governmental Consent and Other Third Party
                    Consents
           6.12     Environmental Compliance
           6.13     Disclosure
           6.14     Regulatory Status
           6.15     Permits and Other Operating Rights
           6.16     Absence of Other Liens
           6.17     Security Interest
           6.18     Locations of Collateral

ARTICLE 7.  AFFIRMATIVE COVENANTS
           7.1     Financial Reporting
           7.2     Collateral Reporting
           7.3     Notification Requirements
           7.4     Corporate Existence; Conduct of Business
           7.5     Books and Records; Inspections
           7.6     Insurance
           7.7     Taxes
           7.8     Compliance with Laws
           7.9     Maintenance of Property
           7.10     Guaranties
           7.11     Further Assurances

ARTICLE 8.  NEGATIVE COVENANTS
           8.1     Certain Financial Covenants
           8.2     Limitation on Restricted Payments and
                   Restricted Investments
           8.3     Limitation on Indebtedness
           8.4     Limitation on Liens
           8.5 Limitation on Borrower Transfers, Mergers and Consolidations
           8.6     Limitation on Certain Asset Sales and
                   Subsidiary Mergers
           8.7     Limitation on Payment Restrictions
                   Affecting Subsidiaries
           8.8     Transactions with Affiliates
           8.9 Limitations on the Sale of Stock and Debt of Subsidiaries
          8.10     Sale and Lease-Back Transactions
          8.11     Sale or Discount of Receivables
          8.12     Pension Plan Funding Deficiency
          8.13     Limitation on Issuance and Sale of Capital
                   Stock of Subsidiaries
          8.14     Limitation on Fiscal Year Changes

ARTICLE 9.  EVENTS OF DEFAULT AND REMEDIES
           9.1     Events of Default
           9.2 Acceleration, Termination of Commitments and Cash Collateralization
           9.3     Rescission of Acceleration
           9.4     Remedies
           9.5     Right of Setoff
           9.6     Application of Proceeds; Surplus;
                   Deficiencies

ARTICLE 10.  THE AGENT
           10.1     Appointment of Agent
           10.2     Nature of Duties of Agent
           10.3     Lack of Reliance on Agent
           10.4     Certain Rights of the Agent
           10.5     Reliance by Agent
           10.6     Indemnification of Agent
           10.7     BTCC in its Individual Capacity
           10.8     Successor Agent
           10.9     Collateral Matters
           10.10    Actions with Respect to Defaults
           10.11    Protection of Collateral

ARTICLE 11.  MISCELLANEOUS
           11.1     GOVERNING LAW
           11.2     SUBMISSION TO JURISDICTION
           11.3     SERVICE OF PROCESS
           11.4     JURY TRIAL
           11.5     LIMITATION OF LIABILITY
           11.6     Delays
           11.7     Notices
           11.8     Assignments and Participation
           11.9     Confidentiality
           11.10    Indemnification
           11.11    Amendments and Waivers
           11.12    Counterparts and Effectiveness
           11.13    Severability
           11.14    Maximum Rate
           11.15    Entire Agreement; Successors and Assigns
ANNEXES

     Annex I          -  List of Lenders and Commitment Amounts

EXHIBITS

     Exhibit A        -     Form of Borrowing Base Certificate
     Exhibit B        -     Form of Collateral Access Agreement
     Exhibit C        -     Form of Guaranty Agreement
     Exhibit D        -     Form of Intellectual Property Security
                            Agreement
     Exhibit E-1      -     Form of Mortgage
     Exhibit E-2      -     Form of Deed
     Exhibit E-3      -     Form of Leasehold Mortgage
     Exhibit F        -     Form of Pledge Agreement
     Exhibit G        -     Form of Revolving Note
     Exhibit H-1      -     Form of Company Security Agreement
     Exhibit H-2      -     Form of Subsidiary Security Agreement
     Exhibit I        -     Form of Letter of Credit Request
     Exhibit J        -     Form of Auditors' Privity Letter
     Exhibit K        -     Form of Compliance Certificate
     Exhibit L        -     Form of Assignment and Assumption
                            Agreement

SCHEDULES

     Schedule A - Closing Document List
     Schedule B - Permitted Account Concentrations
     Schedule C, Part 6.1 - Ownership of Subsidiaries
     Schedule C, Part 8.2 - Permitted Investments
     Schedule C, Part 8.3 - Permitted Debt
     Schedule C, Part 8.4 - Permitted Liens
     Schedule C, Part 8.7 - Permitted Payment Restrictions